UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

CA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

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(4)	Date Filed:

July 24, 2008

To Our Stockholders:

On behalf of the Board of Directors and management of CA, Inc., we are pleased to invite you to the 2008 Annual Meeting of Stockholders. The meeting will be held at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749 on September 9, 2008 at 10:00 a.m. Eastern Daylight Time.

Additional details about the meeting, including the formal agenda, are contained in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, there also will be management reports on our business and a discussion period during which you will be able to ask questions.

Whether or not you plan to attend the meeting in person, please vote your shares by following the instructions in the accompanying materials.

Thank you for your consideration and continued support.

Sincerely,

William E. McCracken	John A. Swainson
Chairman of the Board	Chief Executive Officer

CA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CA, Inc.:

The 2008 Annual Meeting of Stockholders of CA, Inc. will be held on Tuesday, September 9, 2008 at 10:00 a.m. Eastern Daylight Time at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749, for the following purposes:

(1) to elect directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;

(2) to ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending March 31, 2009; and

(3) to transact any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

The Board of Directors fixed the close of business on July 11, 2008 as the record date for determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement.

To enter the meeting, you will need an admission ticket or other proof that you were a stockholder on July 11, 2008. Admission tickets are on the outside back cover of this Notice of Annual Meeting and Proxy Statement. If you hold your shares through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership as of July 11, 2008.

A list of stockholders entitled to vote at the meeting will be available for inspection upon the request of any stockholder for any purpose germane to the meeting at our principal offices, One CA Plaza, Islandia, New York 11749, during the 10 days before the meeting, during ordinary business hours, and will be available at the meeting location during the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 9, 2008:

The Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders
are available on the Internet at www.proxyvote.com.

Whether or not you expect to attend, please vote your shares by following the instructions contained in the Proxy Statement.

Kenneth V. Handal
Executive Vice President, Global Risk &
Compliance, and Corporate Secretary

Islandia, New York
July 24, 2008

TABLE OF CONTENTS

GENERAL INFORMATION	1
Introduction	1
Meeting Admittance Procedures	1
Notice of Internet Availability	1
Stockholders of Record; Street Name	1
Proxy Solicitation	2
Voting	2
Broker Non-Votes	2
Revocability of Proxy	2
Record Date and Voting Rights	3
Householding	3
Annual Report	3
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, THE BOARD AND MANAGEMENT	4
PROPOSAL 1 — ELECTION OF DIRECTORS	6
Nominees	6
RELATED PERSON TRANSACTIONS	9
LITIGATION INVOLVING DIRECTORS AND EXECUTIVE OFFICERS	10
BOARD COMMITTEES AND MEETINGS	14
NOMINATING PROCEDURES	16
COMMUNICATIONS WITH DIRECTORS	17
CORPORATE GOVERNANCE	17
CORPORATE GOVERNANCE COMMITTEE REPORT	18
COMPENSATION OF DIRECTORS	19
COMPENSATION AND HUMAN RESOURCES COMMITTEE — PROCESSES AND PROCEDURES FOR DETERMINATION OF EXECUTIVE COMPENSATION	22
Processes and Procedures for the Consideration and Determination of Executive Compensation	22
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION	23
COMPENSATION DISCUSSION AND ANALYSIS	24
Philosophy/Objectives of Executive Compensation	24
Determination of Fiscal Year 2008 Compensation	24
Other Important Compensation Policies Affecting Named Executive Officers	31
COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS	33
Fiscal Year 2008 Summary Compensation Table	33
Fiscal Year 2008 Grants of Plan-Based Awards	35
Outstanding Equity Awards at 2008 Fiscal Year-End	36
Fiscal Year 2008 Option Exercises and Stock Vested	37
Fiscal Year 2008 Non-Qualified Deferred Compensation	38
Change in Control Severance Policy; Employment Agreements; Deferred Compensation Arrangements; 401(k) Supplemental Plans	39
Estimated Payments in the Event of Termination of Employment or Following a Change in Control	44

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	46
Equity Compensation Plan Information	46
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	48
Audit and Other Fees Paid to KPMG LLP	48
Audit Committee Pre-Approval Policies and Procedures	49
AUDIT COMMITTEE REPORT	50
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	51
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING	51
ADVANCE NOTICE PROCEDURES FOR 2009 ANNUAL MEETING	51
OTHER BUSINESS	51
FORM 10-K	52
INCORPORATION BY REFERENCE	52
EXHIBIT A — CORPORATE GOVERNANCE PRINCIPLES	A-1

CA, INC.

One CA Plaza
Islandia, NY 11749

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the holders of the common stock, par value $.10 per share (“Common Stock”), of CA, Inc. (“we,” “us,” “our” or the “Company”) in connection with the solicitation of proxies by our Board of Directors for use at the 2008 Annual Meeting of Stockholders and any adjournment or postponement of the meeting. The meeting will be held on September 9, 2008, at 10:00 a.m. Eastern Daylight Time. The matters expected to be acted upon at the meeting are set forth in the preceding Notice of Annual Meeting. At present, the Board of Directors knows of no other business to come before the meeting.

Meeting Admittance Procedures

To enter the meeting, you will have to present an admission ticket or other proof that you were a stockholder of the Company on the July 11, 2008 record date. Admission tickets are on the outside back cover of this Notice of Annual Meeting and Proxy Statement. If you hold your shares of Common Stock through a broker or nominee, you will have to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership of the Common Stock as of July 11, 2008. You may also be required to present official identification containing your recent photograph (such as a driver’s license or passport). We may inspect your packages and bags and we may require you to check them, and in some cases, we may not permit you to enter the meeting with them. Please note that, at our discretion, we may exclude cameras, mobile phones, recording equipment and other electronic devices. Please do not bring non-essential packages, bags or other items to the meeting. We may take other security measures in connection with the meeting. Please allow sufficient time and otherwise plan accordingly.

Notice of Internet Availability

If you received a notice regarding the availability of annual meeting proxy materials on the Internet (“Notice of Internet Availability”) for the annual meeting, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice of Internet Availability provides you with instructions on how to view our proxy materials on the Internet.

If you want to receive a paper or e-mail copy of the proxy materials, you may request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in the Notice of Internet Availability by August 26, 2008 to facilitate timely delivery.

We plan to mail the Notice of Internet Availability on or about July 29, 2008. We will mail a printed copy of the proxy materials to certain stockholders, as in prior years, and we expect that mailing to begin on or about July 29, 2008.

Stockholders of Record; Street Name

If your shares of Common Stock are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that firm. The firm holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that firm on how to vote the shares held in your account. We may reimburse those firms for reasonable fees and out-of-pocket costs incurred in forwarding the Notice of Internet Availability to you.

Proxy Solicitation

We will bear the cost of our soliciting proxies. In addition to the use of the Internet, our directors, officers and employees may solicit proxies in person and by mailings, telephone, telegram, facsimile, or electronic transmission, for which they will not receive any additional compensation. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held by such persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable fees and out-of-pocket expenses incurred.

Voting

The shares of Common Stock represented by valid proxies received and not revoked will be voted at the meeting.

If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders (i.e., the persons named in the proxy card provided by our Board of Directors) will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

If you are a beneficial owner of shares held in street name and do not provide the firm that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the firm that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the firm that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” (Please see “Broker Non-Votes,” below.)

When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the firm that holds your shares by carefully following the instructions provided in the Notice of Internet Availability.

Please note that if you hold your shares through a bank, broker or other nominee and you want to vote in person at the meeting, you must obtain a proxy from your bank, broker or other nominee authorizing you to vote those shares and you must bring that proxy to the meeting. If any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the proxy holders named in the Board of Directors’ accompanying proxy card to vote the shares represented by the proxy card on those matters in accordance with their best judgment.

Broker Non-Votes

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without instructions from you. “Broker non-votes” are treated as present for purposes of determining a quorum, but are not counted as votes “for” or “against” the matter in question or as abstentions, nor are they counted in determining the number of votes present for the particular matter.

Under the rules applicable to brokers, if your broker holds shares in your name, the broker, in the absence of voting instructions from you, is entitled to vote your shares on Proposals 1 and 2.

Revocability of Proxy

You may revoke your proxy at any time before it is exercised by filing a written revocation with the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, NY 11749, submitting a proxy bearing a later date (including by telephone or the Internet), or voting in person at the meeting.

Record Date and Voting Rights

Only stockholders of record at the close of business on July 11, 2008 are entitled to notice of and to vote at the meeting or any adjournment or postponement. On July 11, 2008, we had outstanding 518,256,027 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock, present or represented by proxy at the meeting, will constitute a quorum.

Votes cast at the meeting by proxy or in person will be tabulated by the Inspector of Election. The Inspector of Election will treat shares of Common Stock represented by a valid proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining on any or all matters. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Assuming that a quorum is present at the meeting, a majority of the votes cast at the meeting with regard to a director will be required to elect the director, which means that the number of votes cast “for” the director must exceed the number of votes cast “against” the director. Abstentions and broker non-votes will have no effect on the election of directors since only votes cast “for” and “against” a director will be counted. If a director does not receive the requisite vote, the Board of Directors will have 90 days from the certification of the vote to accept or reject the individual’s irrevocable resignation that all incumbent directors were required to submit before the mailing of this Proxy Statement. For additional information, please see “Proposal 1 — Election of Directors.”

Assuming that a quorum is present at the meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote on the subject matter will be required to approve Proposal 2, the ratification of our independent registered public accountants. In determining whether Proposal 2 has received the requisite number of affirmative votes, abstentions will have the effect of a vote “against” the proposal, and broker non-votes, if any, will reduce the absolute number, but not the percentage, of affirmative votes needed for approval of these proposals.

Householding

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one Notice of Internet Availability or annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of the Notice of Internet Availability or this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2008 to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the Notice of Internet Availability or the proxy materials this year and you wish to reduce the number of copies you receive in the future and save us the cost of printing and mailing these documents, please contact your broker.

You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to our Investor Relations Department at the address below. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of the Notice of Internet Availability or proxy materials for this year, but you would prefer to receive your own copy, we will send a copy of the Notice of Internet Availability or the Proxy Statement and Annual Report to you if you send a written request to CA, Inc., Investor Relations Department, One CA Plaza, Islandia, NY 11749, or contact Investor Relations at 1-800-225-5224.

Annual Report

Our Annual Report for the fiscal year ended March 31, 2008 accompanies this Proxy Statement and is also available on the Internet. Please follow the instructions in the Notice of Internet Availability if you want to review our Annual Report on line. Our Annual Report contains financial and other information about us. The Annual Report is not a part of this Proxy Statement.

INFORMATION REGARDING BENEFICIAL OWNERSHIP
OF PRINCIPAL STOCKHOLDERS, THE BOARD AND MANAGEMENT

The following table sets forth information, based on data provided to us, with respect to beneficial ownership of shares of Common Stock as of July 11, 2008 for (1) each person known by us to beneficially own more than five percent of the outstanding shares of Common Stock, (2) each of our directors and nominees for election as directors, (3) the Named Executive Officers set forth in the Fiscal Year 2008 Summary Compensation Table, below (other than Mr. Swainson, who is listed under the “Directors and Nominees” heading) and (4) all of our directors, nominees and executive officers as a group.

	Number of
	Shares
	Beneficially		Percent of
Beneficial Owner	Owned(1)(2)		Class

Holders of More Than 5%:
Walter H. Haefner	125,813,380	(3)	24.28%
Careal Holding AG Utoquai 49 8022 Zurich, Switzerland
NWQ Investment Company, LLC	57,671,494	(4)	11.13%
2049 Century Park East, 16th Floor Los Angeles, CA 90067
Hotchkis & Wiley Capital Management, LLC	48,515,788	(5)	9.36%
725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017
Private Capital Management, L.P.	36,889,542	(6)	7.12%
8889 Pelican Bay Boulevard, Suite 500 Naples, FL 34108
Pzena Investment Management, LLC	33,170,314	(7)	6.40%
120 West 45th Street, 20th Floor New York, NY 10036
Legg Mason Capital Management, Inc. and LMM, LLC	28,562,195	(8)	5.51%
100 Light Street
Baltimore, MD 21202
Directors and Nominees:
Raymond J. Bromark	1,000	(9)	*
Alfonse M. D’Amato	32,050	(9)	*
Gary J. Fernandes	1,125	(9)	*
Robert E. La Blanc	7,750	(9)	*
Christopher B. Lofgren	0	(9)	*
Jay W. Lorsch	6,750	(9)	*
William E. McCracken	0	(9)	*
Walter P. Schuetze	14,250	(9)	*
John A. Swainson	1,106,001		*
Laura S. Unger	0	(9)	*
Arthur F. Weinbach	0	(9)	*
Renato (Ron) Zambonini	0	(9)	*
Named Executive Officers (Non-Directors):
Russell M. Artzt	2,003,022		*
Michael J. Christenson	419,660		*
Nancy E. Cooper	169,435		*
Kenneth V. Handal	367,443		*
All Directors, Nominees and Executive Officers as a Group (23 persons)	5,093,281	(8)(9)	*

*	Represents less than 1% of the Common Stock outstanding

(1)	Except as indicated below, all persons have represented to us that they exercise sole voting and investment power with respect to their shares.

(2)	The amounts shown in this column include the following shares of Common Stock issuable upon exercise of stock options that either are currently exercisable or will become exercisable within 60 days after July 11, 2008: Mr. D’Amato, 20,250; Mr. Fernandes, 1,125; Mr. La Blanc, 6,750; Mr. Lorsch, 6,750; Mr. Schuetze, 6,750; Mr. Swainson, 681,064; Mr. Artzt, 1,234,158; Mr. Christenson, 155,282; Ms. Cooper, 48,109; Mr. Handal, 266,881; and all directors, nominees and executive officers as a group, 2,938,634.

(3)	According to a Schedule 13D/A filed on October 30, 2003, Walter H. Haefner, through Careal Holding AG, a company wholly owned by Mr. Haefner, exercises sole voting power and sole dispositive power over these shares.

(4)	According to a Schedule 13G/A filed on February 14, 2008 by NWQ Management Company, LLC (“NWQ”), NWQ exercises sole voting power over 50,496,007 shares and sole dispositive power over 57,671,494 shares. According to the Schedule 13G/A, the shares are beneficially owned by clients of NWQ.

(5)	According to a Schedule 13G/A filed on February 14, 2008 by Hotchkis & Wiley Capital Management, LLC (“HWCM”), HWCM exercises sole voting power over 34,021,710 shares and sole dispositive power over 48,515,788 shares. According to the Schedule 13G/A, the shares are owned of record by clients of HWCM and HWCM disclaims beneficial ownership of the shares.

(6)	According to a Schedule 13G/A filed on March 28, 2008 by Private Capital Management L.P. (“PCM”), PCM exercises sole voting and dispositive power over 2,282,216 shares and shared voting and dispositive power over 34,607,326 shares. According to the Schedule 13G/A, PCM exercises shared voting authority with respect to shares held by clients of PCM that have delegated proxy voting authority to PCM and PCM disclaims beneficial ownership of shares over which it has dispositive power.

(7)	According to a Schedule 13G/A filed on December 7, 2007 by Pzena Investment Management, L.L.C., (“Pzena”), Pzena exercises sole voting power over 10,582,147 shares and sole dispositive power over 22,588,167 shares.

(8)	According to a Schedule 13G filed on February 14, 2008 by Legg Mason Capital Management, Inc. and LMM, LLC (collectively, the “LM Group”), the LM Group exercises shared voting and dispositive power over 25,062,195 shares held by Legg Mason Capital Management, Inc. and 3,500,000 shares held by LLM, LLC.

(9)	Under our prior and current compensation plans for non-employee directors, those directors have received a portion of their fees in the form of deferred stock units. In January immediately following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units accrued in the director’s deferred compensation account. As of July 11, 2008, our non-employee directors had the following number of deferred stock units: Mr. Bromark, 4,626; Mr. D’Amato, 23,552; Mr. Fernandes, 32,704; Mr. La Blanc, 35,409; Mr. Lofgren, 19,291; Mr. Lorsch, 36,549; Mr. McCracken, 25,572; Mr. Schuetze, 26,310; Ms. Unger, 12,866; Mr. Weinbach, 1,600; and Mr. Zambonini, 11,182. Although the deferred stock units are derivative equity securities owned by the directors, the deferred stock units are not included in the above table because the directors do not have the right currently to dispose of or to vote the underlying shares of Common Stock. See “Compensation of Directors” for more information.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

On the recommendation of the Corporate Governance Committee, the Board of Directors has nominated the persons named below for election as directors at the meeting, each to serve until the next annual meeting and until his or her successor is duly elected and qualified. Each of the nominees is an incumbent director. Jay W. Lorsch and Walter P. Schuetze, who are currently incumbent directors, have reached age 75. In accordance with our director retirement policy, neither of them will stand for re-election at the annual meeting. The size of the Board will be reduced to 10 directors effective immediately prior to the election of directors at the annual meeting.

The Board has determined that nine of the nominees (all of the nominees other than Mr. Swainson) are independent under The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements and our Corporate Governance Principles (the “Corporate Governance Principles”), which are attached to this Proxy Statement as Exhibit A. Mr. Swainson is deemed not to be independent because of his current position as our Chief Executive Officer.

In the course of the Board’s determination regarding the independence of each non-employee director, it considers transactions, relationships and arrangements as required by the independence guidelines contained in our Corporate Governance Principles. There were no transactions, relationships or arrangements outside of the independence guidelines that required review by the Board for purposes of determining whether the directors were independent.

Each of the nominees has confirmed to us that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the Annual Meeting, any of the nominees named below is not available to serve as a director (an event that the Board does not anticipate), all the proxies granted to vote in favor of that director’s election will be voted for the election of any other person or persons that the Board may nominate.

All members of the Audit, Compensation and Human Resources, and Corporate Governance Committees are independent directors as defined by NASDAQ listing requirements and our Corporate Governance Principles. Members of the Audit Committee also satisfy the separate independence requirements of the U.S. Securities and Exchange Commission (“SEC”).

Our policy is that all directors and nominees should attend our annual meetings of stockholders. All of our directors then in office attended the 2007 Annual Meeting of Stockholders.

Under our majority voting standard for uncontested elections of directors, a director nominee will be elected only if the number of votes cast “for” exceeds the number of votes “against” the director’s election. In contested elections, the plurality voting standard will apply, under which the nominees receiving the most votes will be elected regardless of whether those votes constitute a majority of the shares voted at the meeting. Under our Corporate Governance Principles, if a director does not receive a majority of the votes cast at an annual meeting of stockholders, generally the Board of Directors will have 90 days from the certification of the vote to accept or reject the individual’s irrevocable resignation that all incumbent directors are required to submit before the mailing of the proxy statement for the annual meeting.

Set forth below are each nominee’s name, age, principal occupation for the last five years and other biographical information, including the year in which each was first elected a director of the Company.

Raymond J. Bromark, 62, has been a director since 2007. He is a retired Partner of PricewaterhouseCoopers LLP (“PwC”). Mr. Bromark was Head, Professional, Technical, Risk and Quality Group of PwC from 2001 to 2006 and provided consulting services to PwC from July 2006 through April 2007. He is a member of the American Institute of Certified Public Accountants (the “AICPA”) and the University of Delaware’s Weinberg Center for Corporate Governance’s Advisory Board. Mr. Bromark was PwC’s representative on the AICPA’s Center for Public Company Audit Firms’ Executive Committee. He was also a member of the Financial Accounting Standards Advisory Council, the Public Company Accounting

Oversight Board’s Standing Advisory Group and the AICPA’s Special Committee on Financial Reporting, its SEC Practice Section Executive Committee and its Ethics Executive Committee.

Alfonse M. D’Amato, 70, has been a director since 1999. Senator D’Amato has been Managing Director of Park Strategies LLC, a business consulting firm, since January 1999. Senator D’Amato was a United States Senator from January 1981 until January 1999. During his tenure in the Senate, he served as Chairman of the Senate Committee on Banking, Housing and Urban Affairs, and Chairman of the Commission on Security and Cooperation in Europe.

Gary J. Fernandes, 64, has been a director since 2003. Mr. Fernandes has been Chairman and President of FLF Investments, a family business involved with the acquisition and management of commercial real estate properties and other assets, since 1999. Mr. Fernandes retired as Vice Chairman of Electronic Data Systems Corporation (“EDS”), a global technology services company, in 1998, after serving on the Board of Directors of EDS since 1981. After retiring from EDS, Mr. Fernandes founded Convergent Partners, a venture capital fund focusing on buyouts of technology-related companies. He also served as Chairman and CEO of GroceryWorks, Inc., an internet grocery fulfillment company, until 2001. He currently serves on the Board of Directors of BancTec, Inc., a privately held systems integration, manufacturing and services company, Blockbuster International, a provider of home entertainment services, and eTelecare Global Solutions, Inc., a provider of complex business process outsourcing solutions. Mr. Fernandes also serves as an advisory director of MHT Partners, a Dallas-based investment banking firm serving mid-market companies. He serves on the Board of Governors of Boys & Girls Clubs of America, and is a director of the Boys & Girls Club of Dallas. He also serves as a trustee of the O’Hara Trust and the Hall-Voyer Foundation.

Robert E. La Blanc, 74, has been a director since 2002. He has been Founder and President of Robert E. La Blanc Associates, Inc., an information technologies consulting and investment banking firm, since 1981. Mr. La Blanc was previously Vice Chairman of Continental Telecom Corporation and, before that, a general partner of Salomon Brothers, Inc. He is also Chairman and a director of Fibernet Telecom Group, Inc. and a director of a family of Prudential Mutual Funds.

Christopher B. Lofgren, 49, has been a director since 2005. He has been President and Chief Executive Officer of Schneider National, Inc., a provider of transportation, logistics and related services, since 2002. Prior to being appointed CEO, Mr. Lofgren served as Chief Operating Officer from 2000 to 2002, and Chief Information Officer from 1996 to 2002. Mr. Lofgren also serves on the Advisory Board of the School of Industrial and Systems Engineering at Georgia Tech, as a board member of the Green Bay, Wisconsin Boys & Girls Club, the Executive Committee and the Board of Directors of the American Trucking Associations, Inc. (“ATA”) and the Board of Directors of the American Transportation Research Institute, a research trust affiliated with the ATA.

William E. McCracken, 65, has been a director since 2005. He has been President of Executive Consulting Group, LLC since 2002. Mr. McCracken has been Chairman of the Board of the Company since June 2007. During a 36-year tenure at International Business Machines Corporation (“IBM”), Mr. McCracken held several different executive offices, including serving as general manager of the IBM Printing Systems Division and general manager of Worldwide Marketing of IBM PC Company. He is currently a member of the Board of Directors of IKON Office Solutions. He is also Chairman of the Board of Trustees of Lutheran Social Ministries of New Jersey.

John A. Swainson, 54, has been Chief Executive Officer of the Company since February 2005 and a director since November 2004. From November 2004 to February 2005, he served as our Chief Executive Officer-elect. From July to November 2004, Mr. Swainson was Vice President of Worldwide Sales and Marketing of the Software Group of IBM, responsible for selling its diverse line of software products through multiple channels. From 1997 to July 2004, he was General Manager of the Application Integration and Middleware division of IBM’s Software Group, a division he started in 1997. He is the lead director of Visa Inc., and is also a director of Cadence Design Systems, Inc., and the Ridgefield, Connecticut Symphony Orchestra Foundation.

Laura S. Unger, 47, has been a director since 2004.  She was a Commissioner of the SEC from November 1997 to February 2002, including Acting Chairperson of the SEC from February to August 2001. From June 2002 through June 2003, Ms. Unger was employed by CNBC as a Regulatory Expert. Before being appointed to the SEC, Ms. Unger served as Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs from October 1990 to November 1997. Prior to working on Capitol Hill, Ms. Unger was an attorney with the Enforcement Division of the SEC. Ms. Unger serves as a director of Ambac Financial Group, Inc., the IQ Funds Complex, and Children’s National Medical Center. She also acts as the Independent Consultant to JP Morgan Chase for the Global Analyst Conflict Settlement.

Arthur F. Weinbach, 65, has been a director since April 2008. He has been Executive Chairman and Chairman of the Board of Broadridge Financial Solutions, Inc., a financial services company, since April 2007. Mr. Weinbach was associated with Automatic Data Processing, Inc. (“ADP”), the predecessor of Broadridge Financial Solutions, Inc., from 1980 to 2007, serving as Chief Executive Officer from 1998 to 2006 and as Chairman until November 2007. He is also a director of Schering-Plough Corporation. He is also currently a Trustee of New Jersey SEEDS, a non-profit organization.

Renato (Ron) Zambonini, 61, has been a director since 2005. He was Chairman of the Board of Cognos Incorporated, a developer of business intelligence software, from May 2004 until January 2008, and a director from 1994 until January 2008. Mr. Zambonini was Chief Executive Officer of Cognos from September 1995 to May 2004 and President from January 1993 until April 2002.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE (PROPOSAL 1).

RELATED PERSON TRANSACTIONS

The Board has adopted a Related Person Transactions Policy (the “Policy”), which is a written policy governing the review and approval or ratification of Related Person Transactions, as defined in SEC rules.

Under the Policy, each of our directors, nominees for director and executive officers must notify the General Counsel and/or the Office of Corporate Secretary of any potential Related Person Transaction involving that person or an immediate family member of that person. The General Counsel and/or the Office of Corporate Secretary will review each potential Related Person Transaction to determine if it is subject to the Policy. If so, the transaction will be referred for approval or ratification to the Corporate Governance Committee, which will approve or ratify the transaction only if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance Committee may consider, among other things:

•	the fairness to us of the Related Person Transaction;

•	whether the terms of the Related Person Transaction would be on the same basis if the transaction, arrangement or relationship did not involve a related person;

•	the business reasons for us to participate in the Related Person Transaction;

•	the nature and extent of our participation in the Related Person Transaction;

•	whether any Related Person Transaction involving a director, nominee for director or an immediate family member of a director or nominee for director would be immaterial under the categorical standards adopted by the Board with respect to director independence contained in our Corporate Governance Principles;

•	whether the Related Person Transaction presents an actual or apparent conflict of interest for any director, nominee for director or executive officer, the nature and degree of such conflict and whether any mitigation of such conflict is feasible;

•	the availability of other sources for comparable products or services;

•	the direct or indirect nature and extent of the related person’s interest in the Related Person Transaction;

•	the ongoing nature of the Related Person Transaction;

•	the relationship of the related person to the Related Person Transaction and with us and others;

•	the importance of the Related Person Transaction to the related person; and

•	the amount involved in the Related Person Transaction.

The Corporate Governance Committee will administer the Policy and may review, and recommend amendments to, the Policy from time to time.

Since the beginning of fiscal year 2008, there has been one Related Person Transaction. Erica Christensen La Blanc, a daughter-in-law of Mr. La Blanc, was hired as a non-executive employee of the Company. She receives an annual salary and employee benefits valued at approximately $134,000. This Related Person Transaction was approved in accordance with the Policy.

LITIGATION INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

Stockholder Class Action and Derivative Lawsuits Filed Prior to 2004 — Background

The Company, its former Chairman and CEO Charles B. Wang, its former Chairman and CEO Sanjay Kumar, its former Chief Financial Officer Ira Zar, and its Vice Chairman and Founder Russell M. Artzt were defendants in one or more stockholder class action lawsuits filed in July 1998, February 2002, and March 2002 in the United States District Court for the Eastern District of New York (the “Federal Court”), alleging, among other things, that a class consisting of all persons who purchased the Company’s Common Stock during the period from January 20, 1998 until July 22, 1998 were harmed by misleading statements, misrepresentations, and omissions regarding the Company’s future financial performance.

In addition, in May 2003, a class action lawsuit captioned John A. Ambler v. Computer Associates International, Inc., et al. was filed in the Federal Court. The complaint in this matter, a purported class action on behalf of the CA Savings Harvest Plan (the “CASH Plan”) and the participants in, and beneficiaries of, the CASH Plan for a class period from March 30, 1998 through May 30, 2003, asserted claims of breach of fiduciary duty under the federal Employee Retirement Income Security Act (“ERISA”). The named defendants were the Company, the Company’s Board of Directors, the CASH Plan, the Administrative Committee of the CASH Plan, and the following current or former employees and/or former directors of the Company: Messrs. Wang, Kumar, Zar, Artzt, Peter A. Schwartz, and Charles P. McWade; and various unidentified alleged fiduciaries of the CASH Plan. The complaint alleged that the defendants breached their fiduciary duties by causing the CASH Plan to invest in Company securities and sought damages in an unspecified amount.

A stockholder derivative lawsuit was filed by Charles Federman against certain current and former directors of the Company, based on essentially the same allegations as those contained in the February and March 2002 stockholder lawsuits discussed above. This action was commenced in April 2002 in the Delaware Chancery Court, and an amended complaint was filed in November 2002. The defendants named in the amended complaint were current Company director The Honorable Alfonse M. D’Amato and former Company directors Shirley Strum Kenny and Messrs. Wang, Kumar, Artzt, Willem de Vogel, Richard Grasso, Roel Pieper, and Lewis S. Ranieri. The Company was named as a nominal defendant. The derivative suit alleged breach of fiduciary duties on the part of all the individual defendants and, as against the former management director defendants, insider trading on the basis of allegedly misappropriated confidential, material information. The amended complaint sought an accounting and recovery on behalf of the Company of an unspecified amount of damages, including recovery of the profits allegedly realized from the sale of Common Stock.

On August 25, 2003, the Company announced the settlement of the above-described class action lawsuits against the Company and certain of its present and former officers and directors, alleging misleading statements, misrepresentations, and omissions regarding the Company’s financial performance, as well as breaches of fiduciary duty. At the same time, the Company also announced the settlement of a derivative lawsuit, in which the Company was named as a nominal defendant, filed against certain present and former officers and directors of the Company, alleging breaches of fiduciary duty and, against certain management directors, insider trading, as well as the settlement of an additional derivative action filed by Charles Federman that had been pending in the Federal Court. As part of the class action settlement, which was approved by the Federal Court in December 2003, the Company agreed to issue a total of up to 5.7 million shares of Common Stock to the stockholders represented in the three class action lawsuits, including payment of attorneys’ fees. The Company has completed the issuance of the settlement shares as well as payment of $3.3 million to the plaintiffs’ attorneys in legal fees and related expenses.

In settling the derivative suits, which settlement was also approved by the Federal Court in December 2003, the Company committed to maintain certain corporate governance practices. Under the settlement, the Company, the individual defendants and all other current and former officers and directors of the Company were released from any potential claim by stockholders arising from accounting-related or other public statements made by the Company or its agents from January 1998 through February 2002 (and from

March 11, 1998 through May 2003 in the case of the employee ERISA action). The individual defendants were released from any potential claim by or on behalf of the Company relating to the same matters.

On October 5, 2004 and December 9, 2004, four purported Company stockholders served motions to vacate the Order of Final Judgment and Dismissal entered by the Federal Court in December 2003 in connection with the settlement of the derivative action. These motions primarily sought to void the releases that were granted to the individual defendants under the settlement. On December 7, 2004, a motion to vacate the Order of Final Judgment and Dismissal entered by the Federal Court in December 2003 in connection with the settlement of the 1998 and 2002 stockholder lawsuits discussed above was filed by Sam Wyly and certain related parties (the “Wyly Litigants”). The motion sought to reopen the settlement to permit the moving stockholders to pursue individual claims against certain present and former officers of the Company. The motion stated that the moving stockholders did not seek to file claims against the Company. On June 14, 2005, the Federal Court granted movants’ motion to be allowed to take limited discovery prior to the Federal Court’s ruling on these motions (the “60(b) Motions”).

The Government Investigation — DPA Concluded

In September 2004, the Federal Court approved a deferred prosecution agreement (“DPA”) between the Company and the United States Attorney’s Office (“USAO”) and a consent to enter into a final judgment (“Consent Judgment”) in a parallel proceeding brought by the SEC regarding certain of the Company’s past accounting practices, including its revenue recognition policies and procedures during certain periods prior to the adoption of the Company’s new business model (as described in the Company’s Annual Report on Form 10-K) in October 2000. The DPA and the Consent Judgment resolved the USAO and SEC investigations into those past accounting practices and obstruction of their investigations. In May 2007, based upon the Company’s compliance with the terms of the DPA, the Federal Court ordered dismissal of the charges that had been filed against the Company in connection with the DPA and the DPA expired. The injunctive provisions of the Consent Judgment permanently enjoining the Company from violating certain provisions of the federal securities laws remain in effect.

Derivative Actions Filed in 2004

In June and July 2004, three purported derivative actions were filed in the Federal Court by Ranger Governance, Ltd. (“Ranger”), Bert Vladimir and Irving Rosenzweig against certain current or former employees and/or directors of the Company (the “Derivative Actions”). In November 2004, the Federal Court issued an order consolidating the Derivative Actions. The plaintiffs filed a consolidated amended complaint (the “Consolidated Complaint”) on January 7, 2005. The Consolidated Complaint names as defendants Messrs. Wang, Kumar, Zar, Artzt, D’Amato, Stephen Richards, Ranieri and Steven Woghin; David Kaplan, David Rivard, Lloyd Silverstein; Michael A. McElroy; Messrs. McWade and Schwartz; Gary Fernandes; Robert E. La Blanc; Jay W. Lorsch; Kenneth Cron; Walter P. Schuetze; Messrs. de Vogel and Grasso; Roel Pieper; KPMG LLP; and Ernst & Young LLP. The Company is named as a nominal defendant. The Consolidated Complaint seeks from one or more of the defendants (1) contribution towards the consideration the Company had previously agreed to provide current and former stockholders in settlement of certain class action litigation commenced against the Company and certain officers and directors in 1998 and 2002 (see “— Stockholder Class Action and Derivative Lawsuits Filed Prior to 2004”), (2) compensatory and consequential damages in an amount not less than $500 million in connection with the USAO and SEC investigations (see “— The Government Investigation — DPA Concluded”), (3) unspecified relief for violations of Section 14(a) of the Exchange Act for alleged false and material misstatements made in the Company’s proxy statements issued in 2002 and 2003, (4) relief for alleged breach of fiduciary duty, (5) unspecified compensatory, consequential and punitive damages based upon allegations of corporate waste and fraud, (6) unspecified damages for breach of duty of reasonable care, (7) restitution and rescission of the compensation earned under the Company’s executive compensation plan and (8) pursuant to Section 304 of the Sarbanes-Oxley Act, reimbursement of bonus or other incentive-based equity compensation and alleged profits realized from sales of securities issued by the Company. Although no relief is sought from the Company, the Consolidated Complaint seeks monetary damages, both compensatory and consequential, from the other defendants, including current or former employees and/or directors of the Company, Ernst & Young LLP and KPMG LLP, in an amount totaling not less than $500 million.

The consolidated derivative action was stayed pending resolution of the 60(b) Motions, which have been denied (see “— Current Procedural Status of Stockholder Class Action and Derivative Lawsuits Filed Prior to 2004 and Derivative Actions Filed in 2004”). On February 1, 2005, the Company established a Special Litigation Committee of independent members of its Board of Directors to, among other things, control and determine the Company’s response to the Consolidated Complaint and the 60(b) Motions. On April 13, 2007, the Special Litigation Committee issued its reports, which announced the Special Litigation Committee’s conclusions, determinations, recommendations and actions with respect to the claims asserted in the Derivative Actions and in the 60(b) Motions. Also, in response to the Consolidated Complaint, the Special Litigation Committee served a motion which seeks to dismiss and realign the claims and parties in accordance with the Special Litigation Committee’s recommendations. As summarized below, the Special Litigation Committee concluded as follows:

•	The Special Litigation Committee has concluded that it would be in the best interests of the Company to pursue certain of the claims against Charles Wang (the Company’s former Chairman and CEO) and former officer Peter Schwartz.

•	The Special Litigation Committee has concluded that it would be in the best interests of the Company to pursue certain of the claims against the former Company executives who have pled guilty to various charges of securities fraud and/or obstruction of justice — including David Kaplan (the Company’s former head of Financial Reporting), Stephen Richards (the Company’s former head of Worldwide Sales), David Rivard (the Company’s former head of Sales Accounting), Lloyd Silverstein (the Company’s former head of the Global Sales Organization), Steven Woghin (the Company’s former General Counsel) and Ira Zar (the Company’s former CFO). The Special Litigation Committee has determined and directed that these claims be pursued by the Company using counsel retained by the Company, unless the Special Litigation Committee is able to successfully conclude its ongoing settlement negotiations with these individuals.

•	The Special Litigation Committee has reached a settlement (subject to court approval) with Sanjay Kumar (the Company’s former Chairman and CEO), Charles McWade (the Company’s former head of Financial Reporting and business development) and Russell Artzt (currently Vice Chairman and Founder and a former member of the Company’s Board of Directors).

•	The Special Litigation Committee believes that the claims (the “Director Claims”) against current and former Company directors Kenneth Cron, Alfonse D’Amato, Willem de Vogel, Gary Fernandes, Richard Grasso, Shirley Strum Kenny, Robert La Blanc, Jay Lorsch, Roel Pieper, Lewis Ranieri, Walter Schuetze and Alex Vieux should be dismissed. The Special Litigation Committee has concluded that these directors did not breach their fiduciary duties and the claims against them lack merit.

•	The Special Litigation Committee has concluded that it would be in the best interests of the Company to seek dismissal of the claims against the Company’s former independent auditor, Ernst & Young LLP, the Company’s current independent auditors, KPMG LLP, and Michael McElroy (the Company’s former senior vice president of the Legal department).

The Special Litigation Committee has served motions which seek dismissal of the Director Claims, the claims against Ernst & Young LLP and KPMG LLP, Michael McElroy and certain other claims. In addition, the Special Litigation Committee has asked for the Federal Court’s approval for the Company to be realigned as the plaintiff with respect to claims against certain other parties, including Messrs. Wang and Schwartz.

Current Procedural Status of Stockholder Class Action and Derivative Lawsuits Filed Prior to 2004 and Derivative Actions Filed in 2004

By letter dated July 19, 2007, counsel for the Special Litigation Committee advised the Federal Court that the Special Litigation Committee had reached a settlement of the Derivative Actions with two of the three derivative plaintiffs — Bert Vladimir and Irving Rosenzweig. In connection with the settlement, both of these plaintiffs have agreed to support the Special Litigation Committee’s motion to dismiss and to realign. The Company has agreed to pay the attorney’s fees of Messrs. Vladimir and Rosenzweig in an amount up to $525,000 each. If finalized, this settlement would require approval of the Federal Court. On July 23, 2007, Ranger filed a letter with the Federal Court objecting to the proposed settlement. On October 29, 2007, the Federal Court denied the Special Litigation Committee’s motion to dismiss and realign, without prejudice to renewing the motion after a decision by the appellate court regarding the Federal Court’s decisions concerning the 60(b) Motions (see “— Stockholder Class Action and Derivative Lawsuits Filed Prior to 2004 — Background”).

In a memorandum and order dated August 2, 2007, the Federal Court denied all of the 60(b) Motions and reaffirmed the 2003 settlements (the “August 2 decision”). On August 24, 2007, Ranger and the Wyly Litigants filed notices of appeal of the August 2 decision. On August 16, 2007, the Special Litigation Committee filed a motion to amend or clarify the August 2 decision, and the Company joined that motion. On September 12, 2007 and October 4, 2007, the Federal Court issued opinions denying the motions to amend or clarify. On September 18, 2007, the Wyly Litigants and Ranger filed notices of appeal of the September 12 decision. The Company filed notices of cross-appeal of the September 12 and October 4 decisions on November 2, 2007. On December 3, 2007, Ranger filed a motion to dismiss the Company’s cross-appeals. By Order dated December 7, 2007, all of the appeals and cross-appeals were stayed pending a decision on Ranger’s motion to dismiss. By an Order filed on May 21, 2008, the U.S. Court of Appeals for the Second Circuit denied Ranger’s motion to dismiss, having determined that the Company’s cross-appeals were timely filed.

Texas Litigation

On August 9, 2004, a petition was filed by Sam Wyly and Ranger against the Company in the District Court of Dallas County, Texas, seeking to obtain a declaratory judgment that plaintiffs did not breach two separation agreements they entered into with the Company in 2002 (the “2002 Agreements”). Plaintiffs seek to obtain this declaratory judgment in order to file a derivative suit on behalf of the Company (see “— Derivative Actions Filed in 2004”). On February 18, 2005, Mr. Wyly filed a separate lawsuit in the United States District Court for the Northern District of Texas (the “Texas Federal Court”) alleging that he is entitled to attorneys’ fees in connection with the original litigation filed in Texas. The two actions have been consolidated. On March 31, 2005, the plaintiffs amended their complaint to allege a claim that they were defrauded into entering the 2002 Agreements and to seek rescission of those agreements and damages. On September 1, 2005, the Texas Federal Court granted the Company’s motion to transfer the action to the Federal Court. On November 9, 2007, plaintiffs served a motion to reopen discovery for 90 days to permit unspecified additional document requests and depositions. The Company served its opposition to plaintiffs’ motion on November 16, 2007. The Federal Court has not yet decided the motion.

General

The Company is obligated to indemnify its officers and directors under certain circumstances to the fullest extent permitted by Delaware law. As a part of that obligation, the Company has advanced and will continue to advance certain attorneys’ fees and expenses incurred by current and former officers and directors in various litigations and investigations arising out of similar allegations, including the litigation described above under the caption “Litigation Involving Directors and Executive Officers.”

Additional information about litigation involving the Company’s directors and executive officers is contained in our periodic and other reports filed with the SEC.

BOARD COMMITTEES AND MEETINGS

The Board of Directors has established three principal committees — the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance Committee — to carry out certain responsibilities and to assist the Board in meeting its fiduciary obligations. These committees operate under written charters, which have been adopted by the respective committees and by the Board. All the members of these committees are “independent” under both our Corporate Governance Principles and NASDAQ listing requirements. In June 2008 (fiscal year 2009), the Board of Directors established a Compliance and Risk Committee and modified the responsibilities of the Audit and Compliance Committee (renamed, the Audit Committee) to transfer some responsibilities to the Compliance and Risk Committee. Also in June 2008, the Board dissolved its Strategy Committee. The charters of the current committees can be reviewed on our website at investor.ca.com and are also available free of charge in print to any stockholder who requests them in the same manner as for our Corporate Governance Principles or the Code of Conduct described below. The current members of the committees are as follows:

Compensation
		and Human	Corporate	Compliance
Independent Directors	Audit	Resources	Governance	and Risk

R. Bromark	X (Chair)
A. D’Amato			X
G. Fernandes		X (Chair)		X
R. La Blanc	X
C. Lofgren(1)			X (Chair)	X
J. Lorsch(1)		X	X
W. McCracken(2)		X		X
L. Unger			X	X (Chair)
W. Schuetze	X
A. Weinbach		X		X
R. Zambonini(2)	X

Employee Director
J. Swainson				X

(1)	In June 2008, Mr. Lofgren succeeded Mr. Lorsch as Chair of the Corporate Governance Committee.

(2)	Mr. McCracken and Mr. Zambonini are the members of the Special Litigation Committee, described under the heading “Litigation Involving Directors and Executive Officers — Derivative Actions Filed in 2004,” above.

Information about the principal responsibilities and meetings of these committees appears below.

The general purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to: (1) the audits of our financial statements and the integrity of our financial statements and internal controls; (2) the qualifications and independence of our independent registered public accountants (including the Committee’s direct responsibility for the engagement of the independent registered public accountants); (3) the performance of our internal audit function and independent registered public accountants; (4) our accounting and financial reporting processes; and (5) the activity of our internal control function, including reviewing decisions with respect to scope, risk assessment, testing plans, and organizational structure. The Board has determined that Messrs. Bromark and Schuetze each qualify as an “audit committee financial expert” and that all members of the Committee are independent under applicable SEC and NASDAQ rules. During fiscal year 2008, the Audit and Compliance Committee met 12 times and acted by unanimous written consent on one occasion. Additional information about the responsibilities of the Audit Committee is set forth in the Audit Committee charter.

The general purpose of the Compensation and Human Resources Committee is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of the Chief

Executive Officer; in coordination with the Corporate Governance Committee, evaluating his or her performance in light of those goals and objectives; and determining and approving his or her compensation, including determinations regarding equity-based and other incentive compensation awards, based upon such evaluation and (2) overseeing the evaluation of senior officers other than the Chief Executive Officer in connection with its oversight of senior management development and succession planning, and determining the compensation of senior officers, including determinations regarding equity-based and other incentive compensation awards. During fiscal year 2008, the Committee met seven times. Additional information about the Committee’s responsibilities is set forth in the Compensation and Human Resources Committee charter.

The general purpose of the Corporate Governance Committee is to assist the Board in fulfilling its responsibilities with respect to our governance, including making recommendations to the Board concerning: (1) the size and composition of the Board, the qualifications and independence of the directors and the recruitment and selection of individuals to stand for election as directors; (2) the organization and operation of the Board, including the nature, size and composition of committees of the Board, the designation of committee chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the distribution of information to the Board and its committees; and (3) the compensation of non-employee directors. During fiscal year 2008, the Committee met seven times and acted by unanimous written consent on one occasion. Additional information about the Committee’s responsibilities is set forth in the Corporate Governance Committee charter.

During fiscal year 2008, the Compensation and Human Resources Committee and the Corporate Governance Committee met once in a joint session to discuss management succession planning, as contemplated by their respective charters.

The general purpose of the Compliance and Risk Committee is to: (1) provide general oversight to our Global Risk and Compliance Department; (2) provide input to our management in the identification, assessment and mitigation of enterprise-wide risks faced by the Company both internally and externally; and (3) provide recommendations to the Board with respect to its review of our business practices and compliance activities and enterprise risk management. The Compliance and Risk Committee was formed in June 2008, during fiscal year 2009.

In June 2008 (fiscal year 2009), the Board dissolved its Strategy Committee and the Committee’s responsibilities were reassumed by the Board. The general purpose of the Strategy Committee was to provide input to management in their development of our corporate strategy and to provide recommendations to the Board with respect to its review and approval of the corporate strategy. The members of the Strategy Committee during fiscal 2008 were Messrs. Lofgren (Chair), Bromark, Fernandes, McCracken, Swainson and Zambonini. During fiscal year 2008, the Committee met five times.

During fiscal year 2008, the Board of Directors met 12 times and acted by unanimous written consent on two occasions. The independent directors meet at all regular Board meetings in executive session without any non-independent director present. The Chairman of the Board, who is an independent director, presides at these executive sessions. During fiscal year 2008, each director attended, in the aggregate, more than 75% of the Board meetings and meetings of the Board committees on which the director served.

NOMINATING PROCEDURES

The Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the factors specified in our Corporate Governance Principles, which are attached to this Proxy Statement as Exhibit A, as well as the current needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To recommend a candidate for consideration by the Committee, a stockholder must submit the recommendation in writing, including the following information:

•	the name of the stockholder and evidence of the stockholder’s ownership of Common Stock, including the number of shares owned and the length of time the shares have been owned; and

•	the name of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be named as a director nominee if recommended by the Committee and nominated by the Board.

Recommendations and the information described above should be sent to the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749.

Once a person has been identified by the Corporate Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and the proposing stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews with the candidate. The Committee may consider that information in light of information regarding any other candidates that the Committee may be evaluating at that time. The evaluation process generally does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that these shares have been held.

In addition to recommending director candidates to the Corporate Governance Committee, stockholders may also nominate candidates for election to the Board at the annual meeting of stockholders. These nominations must be received by the Corporate Secretary not less than 90 days or more than 120 days before the anniversary date of our most recent annual meeting of stockholders and must provide certain information specified in our By-laws. See “Advance Notice Procedures for 2009 Annual Meeting,” below, for more information.

In addition to stockholder recommendations, the Corporate Governance Committee may receive suggestions as to nominees from our directors, officers or other sources, which may be either unsolicited or in response to requests from the Committee for these suggestions. In addition, the Committee may engage search firms to assist it in identifying director candidates.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors is interested in receiving communications from stockholders and other interested parties, which would include customers, suppliers and employees. These parties may contact any member (or members) of the Board or any committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee of the Board of Directors is interested in receiving communications from employees and other interested parties, which would include stockholders, customers, suppliers and employees, on issues regarding accounting, internal accounting controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by postal mail to the office of the Chief Compliance Officer at CA, Inc., One CA Plaza, Islandia, New York 11749, or by e-mail to directors@ca.com.

The Board has determined that the following types of communications are not related to the duties and responsibilities of the Board and its committees and are, therefore, not appropriate: spam and similar junk mail and mass mailings; product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is unduly hostile, threatening, illegal or similarly unsuitable. Each communication received as described in the preceding paragraph will be forwarded to the applicable directors, unless the Chief Compliance Officer determines that the communication is not appropriate. Regardless, certain of these communications may be forwarded to other employees in the Company for review and action, when appropriate, or to the directors upon request.

CORPORATE GOVERNANCE

We have undertaken several corporate governance initiatives during fiscal year 2008. Directly and through the Corporate Governance Committee, the Board periodically reviews corporate governance developments.

We periodically consider and review our Corporate Governance Principles. In April 2008, we adopted amendments to our Corporate Governance Principles relating to the guidelines for director independence and related matters, principally in connection with the transfer of the listing of our Common Stock to NASDAQ. Our Corporate Governance Principles are attached to this Proxy Statement as Exhibit A and can be found, together with other corporate governance information, on our website at investor.ca.com. For additional information, see the “Corporate Governance Committee Report” below. The Board also evaluates the principal committee charters from time to time, as appropriate. In April 2008, the Board reviewed and approved amendments to all of the principal committee charters, principally in connection with our move to NASDAQ.

We maintain a code of conduct entitled “Business Practices Standard of Excellence: Our Code of Conduct” (the “Code of Conduct”), which is applicable to all employees and directors, and is available on our website at investor.ca.com. Any waiver to the Code of Conduct that applies to our directors or executive officers will be contained in a report filed with the SEC on Form 8-K or will be otherwise disclosed as permitted by law or regulation.

Each of our Corporate Governance Principles and the Code of Conduct is available free of charge in print to any stockholder who requests a copy by writing to Kenneth V. Handal, our Executive Vice President, Global Risk & Compliance, Chief Compliance Officer, and Corporate Secretary, at CA, Inc., One CA Plaza, Islandia, New York 11749.

CORPORATE GOVERNANCE COMMITTEE REPORT

The general purpose of the Corporate Governance Committee is to make recommendations to the Board concerning (1) the size and composition of the Board, the qualifications and independence of the directors and the recruitment and selection of individuals to stand for election as directors; (2) the organization and operation of the Board, including the nature, size and composition of committees of the Board, the designation of committee chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position and the distribution of information to the Board and its committees; and (3) the compensation of non-employee directors. Additionally, the Committee, in coordination with the Compensation and Human Resources Committee, is responsible for evaluating the performance of the Chief Executive Officer and for overseeing management development and succession planning.

During fiscal year 2008, the Committee reviewed our Corporate Governance Principles. After the review, the Committee recommended and in April 2008 the Board approved amendments to our Corporate Governance Principles principally to reflect the transfer of the Company’s listing from the New York Stock Exchange to NASDAQ. Additionally, the Committee participated in a joint review of the Chief Executive Officer with the Compensation and Human Resources Committee of the Board. The Committee also led the annual self-assessment of the Board. In June 2008 (fiscal year 2009), the Committee reviewed the responsibilities of the Company’s Strategy Committee and recommended to the Board that the full Board should reassume those responsibilities. The Committee also recommended to the Board the creation of the Compliance and Risk Committee, whose responsibilities are generally to oversee the function of the Company’s Global Risk and Compliance Department.

The Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, taking into account the Board’s ability to function effectively and with appropriate diversity and expertise. The Committee is continuously considering potential candidates to serve as directors. As a result of an extensive search process conducted during fiscal year 2008 and fiscal year 2009, in April 2008, the Committee recommended and the Board approved the election of Arthur F. Weinbach as an independent member of the Board and his appointment to the Compensation and Human Resources Committee.

The Committee considers candidates from a variety of sources and the Committee will consider candidates recommended by stockholders for election as directors. Please see “Nominating Procedures” above and “Advance Notice Procedures for 2009 Annual Meeting” below for more information.

Additional information regarding the Company’s corporate governance can be found under the headings “Corporate Governance,” “Board Committees and Meetings,” “Nominating Procedures,” and “Communications with Directors,” above, and “Compensation of Directors,” below.

THE CORPORATE GOVERNANCE
COMMITTEE

Jay W. Lorsch, Chairman
Alfonse M. D’Amato
Christopher B. Lofgren
Laura S. Unger

COMPENSATION OF DIRECTORS

Only our non-employee directors receive compensation for their services as directors. Their compensation is based on a “director service year” that lasts from annual meeting to annual meeting. Under our 2003 Compensation Plan for Non-Employee Directors (the “2003 Directors Plan”), each non-employee director receives an annual fee that is fixed by the Board and paid in the form of deferred stock units, except that up to 50% of that fee may be paid in cash, if elected by the director in advance. Following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units in the director’s deferred compensation account. The 2003 Directors Plan also allows the Board of Directors to authorize the payment of additional fees to any eligible director who chairs a committee of the Board of Directors or to an eligible director serving as the lead director or Chairman of the Board. Currently, all of our non-employee directors receive compensation pursuant to the 2003 Directors Plan.

Each non-employee director receives an annual director fee of $175,000. In addition, the Chair of the Audit Committee receives an annual Chair’s fee of $25,000 and each non-employee Chair of each other committee of the Board of Directors receives an annual Chair’s fee of $10,000. During fiscal 2008, the Corporate Governance Committee reviewed the increased responsibilities of the non-executive Chairman of the Board in relation to the annual compensation of the Chairman. The Committee was assisted by Towers Perrin, outside executive compensation consultants, who analyzed relevant market competitive data. Based on this review, and the recommendations of Towers Perrin and the Corporate Governance Committee, the Board approved an increase in the annual Chairman’s fee from $50,000 to $175,000, effective as of June 12, 2007. These additional fees are also payable in deferred stock units, unless the director elects to receive up to 50% in cash, as described above for annual fees.

In addition to director fees, to further our support for charities, non-employee directors are able to participate in our Matching Gifts Program. Under this program, we match, on a one-for-one basis, contributions up to an aggregate annual amount of $25,000 by a director to charities approved by us.

We also provide directors with, and pay premiums for, director and officer liability insurance and we reimburse directors for reasonable travel expenses incurred in connection with Company business.

The following table includes information about compensation paid to our non-employee directors for the fiscal year ended March 31, 2008.

Fiscal Year 2008 Director Compensation Table

	Fees Earned or		Option	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Total
Director	($)(1)	($)(1)(2)	($)(3)	($)(4)(5)(6)	($)

R. Bromark(7)	86,875	86,875	0	—	173,750
A. D’Amato	87,500	87,500	0	22,500	197,500
G. Fernandes	0	185,000	0	—	185,000
R. La Blanc	0	175,000	0	35,000	210,000
C. Lofgren	0	178,389	0	11,900	190,289
J. Lorsch	0	185,000	0	23,000	208,000
W. McCracken(8)	157,674	406,974	0	—	564,648
L. Ranieri(9)	73,931	69,069	0	42,500	185,500
W. Schuetze	94,549	94,549	0	—	189,098
L. Unger	87,500	87,500	0	5,145	180,145
R. Zambonini	87,500	87,500	0	—	175,000

(1)	As noted above, 100% of directors’ fees are paid in deferred stock units, except that up to 50% of such fees may be paid in cash, if elected by the director in advance. The amounts in the “Fees Earned or Paid in Cash” column represent the amounts paid to directors who elected to receive a portion of their director fees in cash. In fiscal year 2008, Messrs. Bromark, D’Amato, McCracken, Ranieri, Schuetze and Zambonini and Ms. Unger elected to receive 50% of their director fees in cash; and Messrs. Fernandes, La Blanc, Lofgren and Lorsch received 100% of their director fees in deferred stock units.

(2)	As required by SEC rules, this column includes amounts we expensed during fiscal year 2008 under Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”) for deferred stock units. The compensation cost for deferred stock units is calculated by multiplying the number of deferred stock units by the closing market price of the Common Stock on the date the deferred stock units are credited to a director’s account. Because there is no additional service period and no risk of forfeiture, the compensation cost is expensed in total when the deferred stock units are credited. The amounts reflected in this column also represent the grant date fair value in accordance with FAS 123(R) of the deferred stock units granted to directors in fiscal year 2008. These award fair values have been determined based on the assumptions set forth in Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

As of March 31, 2008, the following deferred stock units had been credited to each director’s account:

Aggregate
Number of
Deferred
Director	Stock Units

R. Bromark(7)	3,543
A. D’Amato	22,591
G. Fernandes	30,700
R. La Blanc	33,507
C. Lofgren	17,288
J. Lorsch	34,562
W. McCracken(8)*	23,678
L. Ranieri(9)	0
W. Schuetze	25,355
L. Unger	11,906
R. Zambonini	10,235

*	On November 29, 2007, the Board of Directors, upon the recommendation of the Corporate Governance Committee, approved a special payment in the form of 10,000 deferred stock units to Mr. McCracken, the non-executive Chairman of the Board (who functions as the Company’s Lead Director) under the 2003 Directors Plan. The special payment was in recognition of the extraordinary amount of work performed by Mr. McCracken in connection with his transition from a director to non-executive Chairman of the Board. The deferred stock units will be settled by the issuance of shares of Common Stock on a one-for-one basis in a lump sum on the first business day of the calendar year following the year in which Mr. McCracken ceases to serve as a director of the Company.

(3)	Under prior director compensation arrangements, directors received a portion of their fees in options, each to purchase a share of Common Stock. No options were granted to directors during fiscal year 2008. As of March 31, 2008, the following options were outstanding for each director:

	Number of
	Securities	Option
	Underlying	Exercise	Option
	Unexercised	Price	Expiration
Director	Options	($)	Date

R. Bromark(7)	0	—	—
A. D’Amato	6,750	51.44	8/26/2009
	6,750	32.38	8/31/2010
	6,750	11.04	8/28/2012
G. Fernandes	1,125	23.37	6/18/2013
R. La Blanc	6,750	11.04	8/28/2012
C. Lofgren	0	—	—
J. Lorsch	6,750	11.04	8/28/2012
W. McCracken(8)	0	—	—
L. Ranieri(9)	6,750	11.04	8/28/2012
W. Schuetze	6,750	11.04	8/28/2012
L. Unger	0	—	—
R. Zambonini	0	—	—

The options granted to directors were granted as of the day of the annual meeting of stockholders, with an exercise price equal to the closing price of the Common Stock on that date and the options vested on the day before the next succeeding annual meeting date. Accordingly, all options listed have vested.

(4)	The amounts in this column consist of contributions we made under our Matching Gifts Program in fiscal year 2008. Under our current Matching Gifts Program, we match up to $25,000 of director charitable contributions made in each fiscal year by each director. Because our matching gifts are processed several months after the related director contributions are reported to us, the matching gifts that are included in this column for fiscal year 2008 also include matching gifts that were made in fiscal year 2008 to match some director contributions made in fiscal year 2007 as follows: Mr. La Blanc, $10,000; Mr. Lofgren, $6,900; Mr. Lorsch, $23,000; Mr. Ranieri, $17,500; and Ms. Unger, $4,895.

(5)	We provide directors with, and pay premiums for, director and officer liability insurance and reimburse directors for reasonable travel expenses incurred in connection with Company business, the values of which are not included in this table.

(6)	In this column where no amounts are shown, the amount of any perquisites totals less than $10,000 for each director and is not required to be shown, pursuant to SEC rules.

(7)	Mr. Bromark was elected as a director and a member of the Audit and Compliance Committee on April 26, 2007 and was elected Chair of the Audit and Compliance Committee on October 24, 2007.

(8)	Mr. McCracken was elected Chairman of the Board on June 12, 2007.

(9)	Mr. Ranieri retired as a director and as Chairman of the Board effective December 11, 2007.

COMPENSATION AND HUMAN RESOURCES COMMITTEE — PROCESSES
AND PROCEDURES FOR DETERMINATION OF EXECUTIVE
COMPENSATION

The Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”) is made up entirely of independent directors. The Compensation Committee’s responsibilities include overseeing our compensation plans and policies, establishing the performance measures under our annual and long-term incentive programs that cover executive officers, approving executive officer compensation and authorizing awards under our equity-based plans, in consultation with the Chief Executive Officer and executive management, when appropriate.

Although the Compensation Committee has delegated its authority to the Chief Executive Officer with respect to equity grants and compensation matters in certain circumstances, the Compensation Committee has not delegated such authority with respect to the compensation matters of our executive officers under the Exchange Act, including the Named Executive Officers (as shown in the Fiscal Year 2008 Summary Compensation Table, below).

The Compensation Committee’s Chairman regularly reports to the Board on Compensation Committee actions and recommendations of the Compensation Committee. The Compensation Committee’s charter reflects these responsibilities and reporting relationships, and the Board and Compensation Committee periodically review and revise the charter. The Compensation Committee is also charged with oversight of senior management development and succession issues, along with the Corporate Governance Committee, on behalf of the Board.

Processes and Procedures for the Consideration and Determination of Executive Compensation

As described in additional detail in “Compensation Discussion and Analysis,” below, the Compensation Committee makes the final determinations about the amount and form of the executive officers’ base salaries and incentive and equity compensation. In making these determinations, the Compensation Committee considers input from a number of sources.

The Compensation Committee considers the views and insights of management, including executive officers, in making compensation decisions for Named Executive Officers and others, while ensuring that no Named Executive Officer provides input into his or her own specific compensation. Since the input of executive officers with respect to the business environment and competitive status in various business areas is an essential component of the Compensation Committee’s process, the input of executive officers is critical.

In particular, in fiscal year 2008, our Chief Executive Officer (the “CEO”) and our Executive Vice President of Global Human Resources (the “EVP-HR”) made recommendations to the Compensation Committee with regard to base salary levels and individual compensation targets for each executive officer (i.e., annual performance bonus target and long-term incentive plan (LTIP) target amounts), based on each executive’s experience, importance of his or her individual role, knowledge and performance. The CEO separately discussed with, and made recommendations to, the Compensation Committee regarding the compensation of the EVP-HR. The EVP-HR and Towers Perrin, outside executive compensation consultant to the Compensation Committee, discussed with the Compensation Committee the CEO’s compensation, without the CEO being present.

As described below, these recommendations of the CEO and EVP-HR were reviewed and compared with competitive market data based on publicly-available data for a select peer group, as well as survey data of companies in the computer and software industries, before the Compensation Committee made its decisions.

In addition to approving the base salary and target incentive compensation amounts, the Compensation Committee also determines the form in which the compensation will be paid — e.g., cash or equity (and for equity, stock options, stock appreciation rights, restricted stock or restricted stock units or performance shares). Starting with fiscal year 2006, the Compensation Committee approved a compensation program that the Compensation Committee believes (i) incorporates a well-balanced mix of short-term and long-term incentives and cash and non-cash components, (ii) links pay to the achievement of goals that are tied to our operational performance and (iii) helps achieve the objectives described in “Compensation Discussion and Analysis” below with respect to compensation. As detailed below, this compensation program was also followed in fiscal year 2008.

Early in fiscal year 2008, the CEO and the Chief Financial Officer made a recommendation to the Compensation Committee for the performance metrics and targets for the annual and long-term incentive components of the fiscal year 2008 compensation program, which were then approved by the Compensation Committee. These recommendations were consistent with and based on the corporate targets and goals set for fiscal year 2008 at that time.

In fiscal year 2008, in addition to working with our internal human resources department, finance and legal personnel, as well as external counsel to the Compensation Committee, the Compensation Committee retained the services of Towers Perrin to assist in the Compensation Committee’s review of management compensation levels and programs. After reviewing Towers Perrin’s services and fee arrangement in fiscal year 2008, the Compensation Committee determined to continue to engage Towers Perrin, based on their experience, expertise and familiarity with the Company. Towers Perrin has been advising the Compensation Committee since 2001. Towers Perrin advised the Compensation Committee on the design of the current compensation program for executives, which the Compensation Committee has followed since fiscal year 2006 and which is described in more detail below under “Compensation Discussion and Analysis.” Towers Perrin continues to advise the Compensation Committee on the program, including with regard to performance measures and targets set from year to year for the executive officers.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND
HUMAN RESOURCES COMMITTEE

Gary J. Fernandes, Chair
Jay W. Lorsch
William E. McCracken
Arthur F. Weinbach

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy/Objectives of Executive Compensation

Our objective is to attract, retain and motivate executives to enhance the Company’s profitability and to maximize stockholder value in the software marketplace. Our philosophy is to:

•	link closely our executives’ compensation with the achievement of annual and long-term goals at the Company, business unit and individual levels of performance;

•	motivate our management by tying their pay to performance measures that are tied to strategic, operational, financial and business objectives that we believe will enhance long-term stockholder value; and

•	include a significant equity component in our compensation plan which aligns the interests of employees with those of stockholders.

The Compensation Committee believes that this approach will:

•	attract and retain talented senior executives whose efforts and judgments are vital to the continued success of the Company;

•	recognize executives’ efforts and performance during each fiscal year and over the longer term; and

•	align compensation with the interest of the shareholders.

Determination of Fiscal Year 2008 Compensation

Elements of Compensation

Aggregate compensation approved by the Compensation Committee at the beginning of fiscal year 2008 was generally targeted to be between the 50th and 75th percentile of compensation of a select computer software and services industry group if predetermined performance objectives were attained at the target level. The elements of compensation used were base salary, annual performance bonus and long-term incentive compensation. Executives were also eligible to participate in certain broad-based employee plans and receive certain perquisites as described below.

As described above under “Compensation and Human Resources Committee — Processes and Procedures for Determination of Executive Compensation,” the recommendations regarding aggregate compensation — including base salary amounts and annual and long-term incentive target levels — were made by the CEO and EVP-HR for senior executives. These recommendations were then reviewed by the Compensation Committee with the assistance of Towers Perrin and compared with competitive market data for the CEO and key executives of certain peer companies based on, among other things, compensation information disclosed in publicly filed documents. The peer companies used were Acxiom Corp., Adobe Systems Inc., Autodesk Inc., BEA Systems, Inc., BMC Software Inc., Business Objective S.A., Cadence Design Systems, Inc., Citrix Systems Inc., Compuware Corporation, Intuit Inc., McAfee Inc., Novell Inc., Symantec Corp. and Verisign, Inc.

In addition, the Compensation Committee, with Towers Perrin’s assistance, compared the pay of our senior executives with the pay of executives in similar roles elsewhere in the industry. The Compensation Committee also considered a second survey of market-based data. These surveys were generally based on pay practices in industries with which we compete for executive talent — principally the computer and software industries.

Each of these elements, as well as their general purpose and the factors used by the Compensation Committee in its deliberation, are described below.

Base Salaries.  Base salaries are intended to attract and retain talented, high-performing executives. Salaries are determined by evaluating the following:

•	responsibilities of the position;

•	the experience, performance and potential of the individual; and

•	periodic reference to the competitive marketplace, as described above.

Base salaries for our Named Executive Officers were paid out in the amounts approved by the Compensation Committee, as reflected in the Fiscal Year 2008 Summary Compensation Table, below.

Annual Performance Bonus.  The annual performance bonus rewards executives for achieving annual financial, operational, strategic and customer satisfaction objectives. For fiscal year 2008, the annual performance bonus provided rewards for achieving key corporate measures related to profitability. More details about the fiscal year 2008 annual performance bonus, including results and payouts, are provided below under “Performance Targets and Actual Results for Fiscal Year 2008.”

Long-Term Incentive Plan (LTIP).  Generally, the LTIP constitutes the largest component of each executive’s compensation with the intent to promote behavior that aligns the interests of executives with the long-term performance of the Company and interests of stockholders. This alignment is reinforced by our stock ownership guidelines described below.

Equity constitutes a significant component of total compensation because we do not provide traditional pension or defined benefit plans for our executives. We believe that equity-based compensation serves as a vehicle for long-term wealth accumulation that is performance-based.

As described below, the Compensation Committee believes the components of the LTIP work together in three-year overlapping cycles to promote strong corporate performance and executive retention through equity ownership and long-term wealth creation. The value of these equity awards is ultimately influenced by the achievement of pre-established goals and our share price.

This LTIP design was first implemented in fiscal year 2006. The components of the LTIP compensation opportunities awarded in fiscal year 2008 were:

•	one-year performance shares granted at the commencement of the fiscal year 2008 performance cycle and to be settled after the end of the fiscal year (after the Compensation Committee considers the results for the performance cycle then ended) based on the achievement of one-year performance goals, by issuance of restricted shares of Common Stock that vest 34% at issuance and 33% on each of the next two anniversaries of the issuance date. This element of the LTIP was intended to reward growth in operating income (pre-tax) and annualized bookings, recognizing the importance of operating performance to our business. As the award was settled by issuance of Common Stock the vesting of approximately two-thirds of which is conditioned on the executive’s continuing employment, the award is also intended to promote retention; and

•	three-year performance shares granted at the commencement of the three-year performance cycle consisting of fiscal years 2008, 2009 and 2010 to be settled after the end of fiscal year 2010 (after the Compensation Committee considers the results for the performance cycle then ended) by issuance of unrestricted shares of Common Stock. This element of the LTIP rewards management for growth of the Company with respect to average three-year adjusted cash flow from operations and average three-year total revenue growth (in constant currency).

The Compensation Committee approves the aggregate target amounts of these LTIP awards, their respective apportionment between the one-year and three-year performance share awards and the applicable performance targets.

Our Named Executive Officers participate in the LTIP that spans one-year and three-year performance cycles because the Compensation Committee believes that the executive officers are principally responsible for long-term strategy and decision making.

The following table shows the Compensation Committee’s targeted value for base salary, annual performance bonus and one-year performance shares for each Named Executive Officer for fiscal year 2008, as well as the value actually earned based on performance. The table also shows the targeted percentage of total direct compensation represented by each of these components (although the percentages do not add up to 100% because total direct compensation also includes the three-year performance shares, which will not be earned until after the end of the three-year performance cycle in fiscal year 2010). For more information, see “Performance-Based Compensation — Annual and Long-Term Incentives” below.

Performance Targets and Actual Results for Fiscal Year 2008

				Fiscal 2008
				One-Year Performance Shares
			Annual	Number
			Performance	of	Stock
Name		Base Salary	Bonus	Shares(1)	Price(2)(3)	Value

J.A. Swainson	Target Allocation(4)	14%	17%			41%
Chief Executive Officer	Target	$1,000,000	$1,250,000	117,050	$25.51	$2,985,946
	Payout Factor(5)		172.2%	145%
	Actual	$1,000,000	$2,152,500	169,722	$24.44	$4,148,006
M.J. Christenson	Target Allocation(4)	21%	22%			34%
President, Chief	Target	$762,500	$800,000	46,820	$25.51	$1,194,378
Operating Officer	Payout Factor(5)		172.2%	145%
	Actual	$762,500	$1,377,600	67,889	$26.21	$1,779,371
R.M. Artzt	Target Allocation(4)	22%	20%			35%
Vice Chairman and	Target	$750,000	$700,000	46,820	$25.51	$1,194,378
Founder	Payout Factor(5)		172.2%	145%
	Actual	$750,000	$1,205,400	67,889	$26.21	$1,779,371
N.E. Cooper	Target Allocation(4)	17%	18%			34%
EVP, Chief Financial	Target	$575,000	$600,000	44,479	$25.51	$1,134,659
Officer	Payout Factor(5)		172.2%	145%
	Actual	$575,000	$1,033,200	64,494	$26.21	$1,690,388
K.V. Handal	Target Allocation(4)	22%	26%			31%
EVP, Global Risk	Target	$500,000	$600,000	28,092	$25.51	$716,627
& Compliance and	Payout Factor(5)		172.2%	145%
Corporate Secretary	Actual	$500,000	$1,033,200	40,733	$26.21	$1,067,612

(1)	Reflects the number of shares of our Common Stock issuable (“target”) or issued (“actual”) to the Named Executive Officer upon settlement of the one-year performance shares after completion of the performance cycle. 34% of these shares vested upon issuance and are included in the Fiscal Year 2008 Options Exercised and Stock Vested table, below.

(2)	Stock price of $25.51 is the closing price for our Common Stock on the date that the targets were set by the Compensation Committee (June 11, 2007). Target shares, payout factor and number of shares earned relate to the fiscal year 2008 one-year performance cycle beginning on April 1, 2007 ending on March 31, 2008.

(3)	Stock price of $26.21 is the closing price for our Common Stock on the date that actual performance for the performance cycle was certified by the Compensation Committee (May 29, 2008), except with respect to Mr. Swainson, whose payouts were based on the closing price of $24.44 for our Common Stock on June 10, 2008, the date the Compensation Committee, in joint session with the Corporate Governance Committee, certified his actual performance for the performance cycle.

(4)	Target Allocation represents the percentage that each component of the Named Executive Officer’s total direct compensation (i.e., base salary, target annual performance bonus, one-year performance share target value and three-year performance share target value) that the Compensation Committee targeted to deliver to the Named Executive Officer for fiscal year 2008. The percentages in this row do not total 100% because the table does not include the fiscal year 2008-2010 three-year performance shares, which will not be paid out until fiscal year 2010.

(5)	Payout Factor is the percentage of Target actually earned by each Named Executive Officer based on performance cycles that concluded in fiscal year 2008.

Performance-Based Compensation — Annual and Long-Term Incentives

Annual Performance Bonus Program.  Early in fiscal year 2008, the Compensation Committee approved proposed performance measures for executive officers, including the Named Executive Officers, that were based 90% on financial measures and 10% tied to the achievement of certain pre-established customer satisfaction targets, which were monitored by an independent third party and intended to measure the likelihood of current customers recommending the Company to others.

The Compensation Committee always retains discretion to reduce the amount of any incentive payout for any reason. With regard to the Compensation Committee’s past practices in exercising such discretion, the Compensation Committee did not pay any fiscal year 2006 annual performance bonus to the CEO and many other senior executives due to the Company’s overall performance in that fiscal year.

Executive compensation is also tied to the achievement of ethical standards. A failure to complete annual Company-wide ethics training results in a mandatory 10% reduction of an executive’s annual performance bonus payout. In addition, the Compensation Committee reserves discretion to reduce or eliminate an executive’s annual performance bonus for any reason. In determining whether to exercise this discretion with respect to ethical standards, the Compensation Committee considered each executive’s contribution to the establishment and maintenance of high ethical and compliance standards throughout his or her organization and, in general, throughout the Company. In this regard, the Compensation Committee also received a report of a designated management committee, chaired by our Chief Compliance Officer, which assured the Compensation Committee that it knew of no unethical behavior or other misconduct. No reductions were made to any executive’s annual performance bonus for ethical or other reasons with respect to the fiscal year 2008 payout.

The Compensation Committee approved the following definitions for the performance measures for the fiscal year 2008 annual performance bonus program:

•	Operating Income was defined as Non-GAAP operating income before interest and income taxes as reported in the Company’s Q4 FY2008 Supplemental Financial Information in the Reconciliation of GAAP Results to Non-GAAP Income from Continuing Operations (Unaudited).

•	Total Revenue in Constant Currency was defined as Total Revenue as reported within the Company’s Form 10-K for the fiscal year ending March 31, 2008, excluding the impact of foreign exchange on Total Revenue as reported within the Management Discussion and Analysis section (e.g., if Total Revenue was favorably impacted by foreign exchange, this favorable impact would be subtracted from Total Revenue, and vice versa).

•	Customer Satisfaction was monitored by an independent third party and intended to measure the likelihood of current customers recommending the Company to others.

In meetings held in May and June 2008, the Compensation Committee decided to pay the fiscal year 2008 annual performance bonuses based on the achievement of the previously established targets (without any reductions). The annual performance bonus amounts paid to the Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2008 Summary Compensation Table, below, and in the Performance Targets and Actual Results for Fiscal Year 2008 table, above.

Long-Term Incentives.

One-Year Performance Shares.  Under the LTIP program, the issuance of restricted stock or restricted stock units after the one-year performance cycle from April 1, 2007 to March 31, 2008, was dependent on the achievement of specified performance targets set at the beginning of fiscal year 2008 by the Compensation Committee. The performance metrics for fiscal year 2008 were:

•	Operating Income (as defined above) and

•	Annualized Bookings was defined as Direct — New Deferred Subscription Value divided by the Direct — Weighted Average License Duration, plus Indirect — New Deferred Subscription Value plus Indirect — Software Fees and Maintenance Bookings plus JV’s/Royalties/Upfront Bookings plus Professional Services Bookings, all such terms as reported in the Company’s Q4 Fiscal Year 2008 Supplemental Financial Information in the Bookings (Unaudited) section.

The threshold target and payout factors for fiscal year 2008 one-year performance shares are shown in the Relationship of Actual Performance to Payouts for Performance-Based Compensation for Performance Cycles Ending in Fiscal Year 2008 table, below. The actual number of shares issued under this award is shown in the Performance Targets and Actual Results for Fiscal Year 2008 table, above.

Three-Year Performance Shares.  The number of three-year performance shares that the Named Executive Officers may earn for the fiscal year 2008-2010 performance cycle are reflected in the “Estimated Future Payouts under Equity Incentive Plan Awards” column of the Fiscal Year 2008 Grants of Plan-Based Awards table, below. The number of three-year performance shares that the Named Executive Officers actually earned for the fiscal year 2006-2008 performance cycle are reflected in the Base Salary Plus Performance-Based Compensation Earned for Performance Cycles Ending March 31, 2008 table, below, which also identifies the range of shares that could have been earned as well as the achievement of specified performance goals for that performance cycle.

The performance metrics for the fiscal year 2006-2008 three-year performance cycle, which concluded on March 31, 2008, were based on (i) Average Three-Year Adjusted Net Income and (ii) Average Three-Year Return on Invested Capital, which were defined as follows:

•	Average Three-Year Adjusted Net Income was defined as the three-year average annual growth of Non-GAAP income from continuing operations excluding interest on dilutive convertible bonds but inclusive of in-process research and development costs.

•	Average Three-Year Return on Invested Capital was defined as Adjusted Cash Flow from Operations (as defined below) plus after-tax interest expenses divided by average invested capital (defined as Stockholders’ Equity plus Total Debt which is the sum of loans payable and current portion of long-term debt and long term debt, net of current portion) as averaged over the four preceding quarters, as averaged over the three fiscal years in the 2006-2008 performance cycle. For purposes of this definition, Adjusted Cash Flow from Operations was defined as Net Cash provided by continuing operating activities as reported in the Company’s Form 10-K for fiscal year 2008 plus adjustments as reported in the Company’s Q4 Fiscal Year 2008 Supplemental Financial Information in the Non-GAAP Cash Flow from Operations (Unaudited) section.

If an executive’s employment is terminated prior to the end of the applicable performance cycle for this LTIP component, the executive is generally not eligible for any portion of the award. If employment is terminated due to disability or by us without “cause,” an executive may be eligible for a pro-rated portion of the award after the performance cycle, in accordance with the terms of the program. All determinations are at the Compensation Committee’s discretion. In the event of death, the executive’s estate would receive a pro-rated portion of the target award (based on the portion of the period completed through the date of death).

The following table reflects the relationship of (i) actual performance against the Company’s performance goals to (ii) payouts for LTIP awards, which include the annual performance bonus and the one-year performance share programs for fiscal year 2008 and the three-year performance share program for fiscal years 2006-2008. For each of these components of the LTIP awards, total payouts are based on a weighted average of each performance metric (each component of the LTIP has performance metrics as indicated in the table below). The performance measures for each metric range from “threshold” (the minimum level at which an executive may earn the relevant portion of the award) to “maximum” (either 150% or 200% of the targeted value of the relevant portion of the award, as shown below). These measurements are weighted and averaged to produce a “Total Payout Factor,” which is shown in the following table. The Total Payout Factor is multiplied by each executive’s target award value (in dollars or number of shares) to produce the executive’s final award. For more information, see the Base Salary Plus Performance-Based Compensation Earned for Performance Cycles Ending March 31, 2008 table, below.

Relationship of Actual Performance to Payouts for Performance-Based Compensation for
Performance Cycles Ending in Fiscal Year 2008

								Percentage of
	Performance/Payout Relationship (dollars in millions)							Target Award Earned
	Threshold		Target		Maximum					Payout
Award and	Performance	Payout	Performance	Payout	Performance	Payout	Actual	Percentage	Weighting	Factor
Performance Metric	Goal	(%)	Goal	(%)	Goal	(%)	Performance	Credited	of Result	(%)

Annual Performance Bonus
Operating Income	$783	50%	$855	100%	$927	200%	$1,100	200%	× 60%	120%
Revenue-Constant Currency	$3,943	50%	$4,075	100%	$4,150	200%	$4,112	149%	× 30%	44.7%
Customer Satisfaction	6.74-6.78	50%	6.90 -7.04	100%	>7.05	150%	6.87	75%	× 10%	7.5%

Total Payout Factor										172.2%
2008 One-Year Performance Shares
Operating Income	$783	50%	$855	100%	$927	200%	$1,100	200%	× 50%	100%
Annualized Bookings	$1,775	50%	$2,035	100%	$2,219	200%	$1,969	90%	× 50%	45%

Total Payout Factor										145%
2006-2008 Three-Year Performance Shares*
Avg. Adj. Net Income	5%	50%	10%	100%	15%	200%	13.2%	166%	× 50%	83%
Avg. ROIC	18%	50%	21%	100%	24%	200%	20.5%	94%	× 50%	47%

Total Payout Factor										130%

*	Performance cycle — April 1, 2005 to March 31, 2008

Because the performance cycle for fiscal year 2008-2010 three-year performance share awards ends with fiscal year 2010, the results for that performance cycle are not yet available and no payout will occur until after fiscal year 2010. The financial objectives for the fiscal year 2008-2010 three-year performance cycle reflected our internal, confidential business plan at the time the awards were established. We believe that the disclosure of these objectives and targets could result in competitive harm, particularly since disclosure may provide insight to our competitors about our capital allocation strategy and cash flow and income growth objectives. We believe that the objectives for this component of the LTIP are designed to require strong performance relative to past years to meet the threshold level, but are also designed to reward exceptional outcomes with higher levels of earnings. The aforementioned discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

The following table summarizes the Compensation Committee’s view of total base salary plus performance-based compensation earned by each Named Executive Officer for performance cycles ending in fiscal year 2008. We provide this table because the Fiscal Year 2008 Summary Compensation Table (that is mandated under SEC rules) reflects the accounting charges for all of our stock-based awards, including performance shares earned (but unvested) for performance cycles that ended in prior years and performance shares that may be earned for performance in the future, as well as the accounting charge for option awards previously granted to the Named Executive Officers. The following table shows the market value of shares earned for performance in fiscal year 2008, including the three-year performance shares for the fiscal year 2006-2008 performance cycle. The Compensation Committee believes this view to be a meaningful representation of the LTIP compensation earned and the manner in which the Compensation Committee determines compensation opportunities. A significant portion of this compensation continues to be at risk because it is paid in shares of our Common Stock, which remain subject to vesting or is subject to our stock ownership guidelines. This table does not include perquisites, contributions to deferred compensation plans or special sign-on grants of equity. For information on these items, see the Fiscal Year 2008 Summary Compensation Table and the Fiscal Year 2008 Grants of Plan Based Awards table, below.

Base Salary Plus Performance-Based Compensation Earned for Performance Cycles
Ending March 31, 2008

			Annual	One-Year		Three-Year
			Performance	Performance Shares(1)		Performance Shares(2)
			Bonus	Actual		Target #		Actual #
			Non-Equity	# of		of	Payout	of
Named Executive Officer		Base Salary	Incentive	Shares(3)	Value(4)	Shares(3)	Factor	Shares(3)	Value(4)	Total

J.A. Swainson	Vested	$1,000,000	$2,152,500	57,706	$1,410,335	64,200	130%	83,460	$2,039,762	$6,602,597
Chief Executive Officer	Unvested			112,016	$2,737,671					$2,737,671
	Total	$1,000,000	$2,152,500	169,722	$4,148,006	64,200	130%	83,460	$2,039,762	$9,340,268
M.J. Christenson	Vested	$762,500	$1,377,600	23,083	$605,005	28,300	130%	36,790	$964,266	$3,709,371
President and	Unvested			44,806	$1,174,365					$1,174,365
Chief Operating Officer	Total	$762,500	$1,377,600	67,889	$1,779,370	28,300	130%	36,790	$964,266	$4,883,736
R.M. Artzt	Vested	$750,000	$1,205,400	23,083	$605,005	38,500	130%	50,050	$1,311,811	$3,872,216
Vice Chairman and	Unvested			44,806	$1,174,365					$1,174,365
Founder	Total	$750,000	$1,205,400	67,889	$1,779,370	38,500	130%	50,050	$1,311,811	$5,046,581
N.E. Cooper	Vested	$575,000	$1,033,200	21,928	$574,733	0	130%	0	$0	$2,182,933
EVP and Chief Financial	Unvested			42,566	$1,115,655					$1,115,655
Officer	Total	$575,000	$1,033,200	64,494	$1,690,388	0	130%	0	$0	$3,298,588
K.V. Handal	Vested	$500,000	$1,033,200	13,850	$363,009	25,700	130%	33,410	$875,676	$2,771,885
EVP, Global Risk &	Unvested			26,883	$704,603					$704,603
Compliance	Total	$500,000	$1,033,200	40,733	$1,067,612	25,700	130%	33,410	$875,676	$3,476,488

(1)	One-Year Performance Shares relate to the fiscal year 2008 performance cycle beginning April 1, 2007 and ending March 31, 2008.

(2)	Three-Year Performance Shares relate to the fiscal year 2006-2008 three-year performance cycle beginning April 1, 2005 and ending March 31, 2008.

(3)	Reflects the number of shares of our Common Stock issuable (“target”) or issued (“actual”) to the Named Executive Officer upon settlement of one-year or three-year performance shares after completion of the performance cycle.

(4)	Based on the closing market price of $26.21 for our Common Stock on May 29, 2008, the date the Compensation Committee certified attainment of performance goals for this performance cycle. Mr. Swainson’s awards are based on the closing market price of $24.44 for our Common Stock on June 10, 2008, the date the Compensation Committee certified attainment of performance goals for this performance cycle with respect to Mr. Swainson. Common Stock issued upon settlement of one-year performance shares is not fully vested on issuance. 34% of the shares of Common Stock issued to each Named Executive Officer upon settlement of the one-year performance shares vested on May 29, 2008 (June 10, 2008 for Mr. Swainson), and the remainder of the shares of Common Stock issued will vest 33% on each of the first two anniversaries of the date of issuance. Shares of Common Stock issued to each

Named Executive Officer upon settlement of three-year performance shares vested upon issuance. For more information, see “Performance-Based Compensation — Annual and Long-Term Incentives,” above.

Other Compensation Arrangements

The Named Executive Officers are eligible to participate in our 401(k) plan, a broad-based, tax-qualified employee retirement plan. Under this plan, we match up to 50% of the first 5% of an employee’s contribution (a maximum match of 2 1/2% of an employee’s base salary). In addition, the Named Executive Officers participate in two supplemental plans that were created for the purpose of benefiting participants in our tax-qualified 401(k) plan who are unable to receive a full allocation of employer contributions due to compensation limitations imposed under the applicable tax rules. The Named Executive Officers participate in all of these plans under the same terms and conditions as other eligible employees of the Company.

The Named Executive Officers are also eligible to participate in our benefit programs on the same terms and conditions as those made available to other U.S. full-time employees. Basic health benefits, life insurance, disability benefits and similar programs are provided. Under these plans, higher paid employees are required to pay a higher proportion of the total premiums. In addition, we also pay for annual physical examinations for certain Named Executive Officers.

Certain Named Executive Officers also have employment agreements and deferred compensation arrangements with the Company and some participate in our Change in Control Severance Policy. These agreements and arrangements provide for certain benefits upon a termination of employment, including in the event of a change in control. See discussion below in this Compensation Discussion and Analysis under “Employment Agreements; Deferred Compensation Arrangements; and Change in Control Arrangements.”

Other Important Compensation Policies Affecting Named Executive Officers

Policy on Adjustments or Recovery of Compensation

In April 2007, the Compensation Committee approved a compensation recovery policy that is applicable in the event of a substantial restatement of our financial statements that is a direct result of the intentional misconduct or fraud of an executive officer or other senior executive. Under this policy, the Compensation Committee can, in its discretion, direct that we recover all or a portion of any award made to any executive officer or other senior executive who engaged in such intentional misconduct and/or fraud for any fiscal year that is negatively affected by such restatement. The amount the Compensation Committee can seek to recover is the amount by which the affected award exceeds the amounts that would have been payable to such person had the financial statements been initially filed as restated, or any greater or lesser amount (but not greater than the entire affected awards in the given period). The Compensation Committee will determine how we may recover this compensation, including by seeking repayment, reduction of any potential future payments and/or an adjustment of what otherwise might have been a future increase in compensation or a compensatory grant.

Tax Deductibility of Incentive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the CEO and to the other three highest-paid executive officers (other than the Chief Financial Officer) unless this compensation qualifies as “performance-based.” For purposes of Section 162(m), compensation derived from the exercise of stock options generally qualifies as performance-based. In addition, we generally intend that incentive compensation paid in cash or in the form of restricted stock or restricted stock units or performance shares qualify as performance-based and we believe that for fiscal year 2008 incentive compensation paid to the Named Executive Officers in cash and equity qualified as performance-based. However, the Compensation Committee is not precluded from approving or revising annual, long-term or other compensation arrangements in a manner that does not permit the compensation to qualify for tax deductibility under Section 162(m).

Stock Ownership Guidelines

In 2006, the Compensation Committee adopted Stock Ownership Guidelines, which are applicable to executives including the Named Executive Officers. The objective of the Stock Ownership Guidelines is to align certain executives’ interests with those of stockholders and encourage growth in stockholder value. Under the Stock Ownership Guidelines, the amount of Common Stock each executive is targeted to own, which is stated as a multiple of the executive’s base salary, reflects each executive’s role and level of responsibility at the Company. The multiples applicable to the Named Executive Officers are as follows: (i) the CEO is expected to accumulate and retain Common Stock valued at four times his base salary, (ii) the President and Chief Operating Officer and the Chief Financial Officer, three times base salary and (iii) the other Named Executive Officers two times base salary. The executives are generally allowed a three-year period to accumulate these shares.

Employment Agreements; Deferred Compensation Arrangements; and Change in Control Arrangements

Many of the current executive officers, including most of the Named Executive Officers, have employment agreements with the Company. The use of employment agreements was necessary to recruit and retain executives due to previous high turnover in executive management. Generally, these employment agreements are standard employment agreements, with a few variations to deal with specific circumstances. The standard terms for an employment agreement generally provide for severance upon a termination of employment without “cause” or a resignation for “good reason” (as defined in the agreements) equal to one times base salary, although this can vary depending on specific circumstances. The details of the contracts with each of our Named Executive Officers are provided below under “Compensation and Other Information Concerning Executive Officers — Change in Control Severance Policy; Employment Agreements; Deferred Compensation Arrangements; 401(k) Supplemental Plans.”

We also maintain an Executive Deferred Compensation Plan, under which our executive officers may be eligible to defer a portion of their annual performance bonus. In addition, at the time of hire of the CEO and Chief Financial Officer, we credited certain amounts to deferred compensation accounts for the benefit of these executives to make up for retirement and other benefits that were being left behind with their prior employers. In addition, we adopted the Change in Control Severance Policy to help recruit executives and to help maintain continuity of management in the event of a change in control. The Board has broad latitude to amend this policy and to add or remove executives as participants under the policy, as it deems appropriate. Details about these deferred compensation and change in control arrangements are provided below under “Compensation and Other Information Concerning Executive Officers — Change in Control Severance Policy; Employment Agreements; Deferred Compensation Arrangements; 401(k) Supplemental Plans.”

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Fiscal Year 2008 Summary Compensation Table

The following table includes information concerning compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (the “Named Executive Officers”) for the fiscal year ended March 31, 2008.

					Stock Awards	Option Awards
					(Includes	(Includes	Non-Equity
					Amortization of	Amortization of	Incentive Plan	All Other
Name and Principal	Fiscal	Salary	Bonus		Prior Year Stock	Prior Year Option	Compensation	Compensation	Total
Position	Year	($)	($)		Awards) ($)(1)	Awards) ($)(2)	($)(3)	($)(4)	($)

John A. Swainson	2008	1,000,000	0		4,784,893	2,781,843	2,152,500	341,196	11,060,432
Chief Executive Officer	2007	1,000,000	0		2,598,194	3,244,409	1,393,750	250,263	8,486,616
Michael J. Christenson	2008	762,500	0		3,592,321	719,150	1,377,600	64,411	6,515,982
President, Chief Operating Officer	2007	618,750	0		1,026,772	611,913	724,750	28,093	3,010,278
Russell M. Artzt	2008	750,000	0		2,765,541	1,492,000	1,205,400	42,800	6,255,741
Vice Chairman and Founder	2007	750,000	0		1,889,001	2,134,018	780,500	47,250	5,600,769
Nancy E. Cooper	2008	575,000	0		1,726,537	212,966	1,033,200	48,372	3,596,075
Executive Vice President, Chief Financial Officer	2007	314,394	250,000	(5)	593,699	135,387	557,500	548,938	2,399,918
Kenneth V. Handal	2008	500,000	0		1,473,948	701,340	1,033,200	75,550	3,784,038
Executive Vice President, Global Risk & Compliance and Corporate Secretary	2007	500,000	0		879,298	1,175,225	669,000	80,400	3,303,923

(1)	This column includes amounts we expensed during fiscal years 2008 and 2007 under FAS 123(R) for all outstanding restricted stock, restricted stock units and performance shares, including grants made prior to fiscal year 2008. These award fair values have been determined based on the assumptions set forth in Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our Annual Reports on Form 10-K (the “Form 10-K”) for each of the fiscal years ended March 31, 2008 and March 31, 2007. Additional information about the awards reflected in this column is set forth in the notes to the Fiscal Year 2008 Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End tables, below.

(2)	This column includes amounts we expensed during fiscal years 2008 and 2007 under FAS 123(R) for outstanding stock option awards and includes compensation cost recognized in our financial statements with respect to awards granted in previous fiscal years. These award fair values have been determined based on the assumptions set forth in Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our 2008 and 2007 Form 10-Ks. These amounts include grants of options that were previously disclosed as compensation in past proxy statements for those of our current Named Executive Officers who were named executive officers in those proxy statements. These amounts are also included in the “Total” column.

(3)	The amounts in this column for fiscal year 2008 represent the cash annual performance bonuses described under “Compensation Discussion and Analysis — Determination of Fiscal Year 2008 Compensation — Elements of Compensation — Annual Performance Bonus,” above. These annual performance bonus amounts were paid early in fiscal year 2009 and fiscal year 2008 for performance in fiscal year 2008 and fiscal year 2007, respectively. We also accrued these amounts for financial reporting purposes in fiscal year 2008 and fiscal year 2007, respectively. The receipt of these awards may be deferred at the election of the recipient under our Executive Deferred Compensation Plan.

(4)	The “All Other Compensation” column includes perquisites and other personal benefits detailed below, as well as contributions we made under our 401(k) plan and related supplemental defined contribution retirement plans:

	Swainson		Cooper	Christenson	Artzt	Handal
	($)		($)	($)	($)	($)

Personal use of car/driver; car/driver allowance(a)	3,314		21,752	43,411	0	60,000
Personal aircraft use(b)	199,722	(c)	2,465	0	0	0
Tax gross-up for personal aircraft use(c)	62,280		0	0	0	0
Housing allowance(d)	37,080		6,540	0	0	0
Tax gross-up for housing	0		3,972	0	0	0
Executive health exam(e)	0		0	2,200	0	0
Contributions by Company to defined contribution plans and deferred compensation plans(f)	17,800		12,643	17,800	17,800	15,550
Matching charitable contributions(g)	21,000		1,000	1,000	25,000	0

(a)	In order to help maintain the confidentiality of business matters when outside of the office, certain Named Executive Officers had use of a company car and driver in fiscal year 2008. The amounts reflected in the table represent the incremental cost related to the executives’ personal use. In accordance with his employment agreement, Mr. Handal receives a $5,000 stipend per month to assist with his transportation to and from our offices.

(b)	Reflects incremental cost to the Company. The incremental cost is based on the “direct operating cost” as calculated by a third party provider, based on a number of variables, including fuel, fuel additives, maintenance, labor, parts and landing and parking fees. Although we believe there is no incremental cost for use by family members who travel with an executive, for purposes of this table, we assume and reflect charges comparable to first-class airfare (or in the case of helicopter use, charter fares) for family members. This incremental cost valuation of aircraft use is different from the standard industry fare level (SIFL) valuation used to impute income to the executives for tax purposes.

(c)	Mr. Swainson used the corporate aircraft and helicopter for personal use in fiscal year 2008 in accordance with our Aircraft Use Policy. The Policy requires Mr. Swainson to use the corporate aircraft and helicopter for personal use for security reasons and permits other executives to use them for personal purposes only with the permission of the appropriate executive officer. We determined the value of such use for Mr. Swainson, based on the incremental cost to us, was $52,320, plus additional charges for family members was $147,402, for a total value of $199,722. The amount imputed as income to Mr. Swainson (which differs from the incremental cost) was grossed-up for tax purposes in fiscal year 2008. In 2006, the Compensation Committee authorized a gross-up for taxes incurred for income imputed to Mr. Swainson for his and his family’s personal use of the aircraft beginning in calendar year 2006, to the extent Mr. Swainson’s use is mandated by the Company for security reasons.

(d)	Housing allowances were provided to Named Executive Officers and/or grossed-up and these costs are reflected in the table. For additional information, please see “Change in Control Severance Policy; Employment Agreements; Deferred Compensation Arrangements; 401(k) Supplemental Plans — Employment Agreements,” below.

(e)	Reflects the amount that we paid in fiscal year 2008 for Mr. Christenson’s annual health exam.

(f)	As described above in the Compensation Discussion and Analysis, we make a contribution to match a portion of the contributions made by employees to our tax-qualified 401(k) plan (subject to certain limits in the plan and the applicable tax rules). To the extent there are tax-imposed limits on the contributions that can be made by us under the tax-qualified plan, we can make contributions on behalf of the Named Executive Officers to two supplemental plans (described below) on the same basis that we make contributions to all eligible participants. We can also make an annual discretionary contribution to eligible participants in the tax-qualified plan. Generally, this contribution is made after the fiscal year to which it relates. In fiscal year 2009, we approved a discretionary contribution with respect to fiscal year 2008 and those amounts are reflected in the table above.

(g)	Under our charitable gift matching program, in fiscal year 2008, we matched up to $25,000 of contributions per employee prior to June 25, 2007 and up to $5,000 of contributions per employee beginning on June 25, 2007. The amount shown represents the Company’s matching contributions with respect to charitable contributions made by the Named Executive Officers in fiscal year 2008. Mr. Artzt’s contributions in respect of fiscal year 2008 were made prior to the June 25, 2007 change in the matching gift program.

(5)	Represents Ms. Cooper’s sign-on bonus at the time she commenced employment, as provided in her employment agreement.

Fiscal Year 2008 Grants of Plan-Based Awards

The following table provides additional information about stock and option awards, equity incentive plan and non-equity incentive plan awards granted to the Named Executive Officers during the fiscal year ended March 31, 2008. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

									All Other	All Other
									Stock	Option		Grant Date
									Awards:	Awards:	Exercise	Fair Value
									Number of	Number of	or Base	of Stock
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price of	and Option
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards(1)			Stock or	Underlying	Option	Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	($)(2)
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	(3)(4)

J.A. Swainson	6/11/2007	(2)				58,525	117,050	234,100				2,967,218
	6/11/2007	(3)				39,016	78,033	156,066				1,956,287
	6/11/2007	(5)	625,000	1,250,000	2,500,000
M.J. Christenson	6/11/2007	(2)				23,410	46,820	93,640				1,186,887
	6/11/2007	(3)				15,606	31,213	62,426				782,510
	5/31/2007	(4)							140,000			3,714,200
	5/31/2007	(5)	400,000	800,000	1,600,000
R.M. Artzt	6/11/2007	(2)				23,410	46,820	93,640				1,186,887
	6/11/2007	(3)				15,606	31,213	62,426				782,510
	5/31/2007	(5)	350,000	700,000	1,400,000
N.E. Cooper	6/11/2007	(2)				22,239	44,479	88,958				1,127,543
	6/11/2007	(3)				14,826	29,652	59,304				743,376
	5/31/2007	(4)							3,500			92,855
	5/31/2007	(5)	300,000	600,000	1,200,000
K.V. Handal	6/11/2007	(2)				14,046	28,092	56,184				712,132
	6/11/2007	(3)				9,364	18,728	37,456				469,511
	5/31/2007	(5)	300,000	600,000	1,200,000

(1)	The amounts shown represent shares of our Common Stock. The following shares of restricted stock were issued early in fiscal year 2008 with respect to the fiscal year 2007 one-year performance share component of the LTIP: Mr. Swainson, 65,557; Mr. Christenson, 32,778; Mr. Artzt, 32,778; Ms. Cooper 19,666; and Mr. Handal, 26,223. With respect to these shares, 34% vested upon issuance and 33% will vest upon each of the first two anniversaries of the date of issuance. These shares are not reflected in the table above, because the compensation opportunity was not awarded in fiscal year 2008.

(2)	The amounts in this row represent the one-year performance share award targets set under the fiscal year 2008 LTIP by the Compensation Committee in June 2007, as described in the Compensation Discussion and Analysis, and the amounts reported in the last column represents the fair value as of the date the targets were set, computed in accordance with FAS 123(R). Related amounts disclosed in the Fiscal Year 2008 Summary Compensation Table, above, represent the fair value as of the end of the fiscal year and adjusted for estimated attainment computed in accordance with FAS 123(R). See Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our 2008 Form 10-K for an explanation of the methodology and assumptions used in the FAS 123(R) valuations.

(3)	The amounts in this row represent the three-year performance share award targets set under the fiscal year 2008 LTIP by the Compensation Committee in June 2007, as described in the Compensation Discussion and Analysis, and the amounts reported in the last column represents the fair value as of the date the targets were set, computed in accordance with FAS 123(R). Related amounts disclosed in the Fiscal Year

2008 Summary Compensation Table, above, represent the fair value as of the end of the fiscal year and adjusted for estimated attainment computed in accordance with FAS 123(R). See Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our 2008 Form 10-K for an explanation of the methodology and assumptions used in the FAS 123(R) valuations.

(4)	The amounts in this row represent special grants awarded to Mr. Christenson and Ms. Cooper, and the amounts reported in the last column represent the grant date fair value of the awards computed in accordance with FAS 123(R). See Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our 2008 Form 10-K for an explanation of the methodology and assumptions used in the FAS 123(R) valuations.

(5)	The amounts in this row represent the threshold, target and maximum payouts under the annual non-equity incentive program for fiscal year 2008. Payout of this bonus was made in cash early in fiscal year 2009 and is reflected in the Non-Equity Incentive Plan Compensation Column of the Fiscal Year 2008 Summary Compensation Table, above, and is discussed in the Compensation Discussion and Analysis, above.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth certain information with respect to our outstanding equity awards at March 31, 2008 with respect to the Named Executive Officers.

	Option Awards				Stock Awards
								Equity		Equity
								Incentive Plan		Incentive Plan
								Awards:		Awards: Market
	Number of	Number of						Number of		or Payout
	Securities	Securities					Market Value	Unearned		Value of
	Underlying	Underlying			Number of		of	Shares, Units		Unearned Shares,
	Unexercised	Unexercised	Option		Shares or		Shares or	or Other		Units or
	Options	Options	Exercise	Option	Units of Stock		Units of Stock	Rights		Other Rights
	Exercisable	Unexercisable	Price	Expiration	That Have		That Have	That Have Not		That Have
Name	(#)(1)	(#)(1)	($)(1)	Date(1)	Not Vested (#)		Not Vested ($)(2)	Vested (#)		Not Vested ($)(2)
J.A. Swainson	350,000	—	30.11	11/22/2014	14,973	(3)	336,893	112,016	(4)	2,520,360
	114,369	56,331	28.98	05/20/2015	43,267	(5)	973,508	78,033	(6)	1,755,743
	81,379	157,969	21.77	08/02/2016	100,000	(7)	2,250,000	112,301	(8)	2,526,773

Total					158,240		3,560,401	302,350		6,802,876

M.J. Christenson	50,317	24,783	28.98	05/20/2015	6,583	(3)	148,118	56,150	(8)	1,263,375
	40,690	78,984	21.77	08/02/2016	21,633	(5)	486,743	44,806	(4)	1,008,135
					140,000		3,150,000	31,213	(6)	702,293

Total					168,216		3,784,861	132,169		2,973,803

R.M. Artzt	250,000	—	51.69	07/21/2009	22,529		506,903	56,150	(8)	1,263,375
	2,550	—	13.83	03/28/2013	8,984	(3)	202,140	44,806	(4)	1,008,135
	2,720	—	26.86	03/31/2014	21,633	(5)	486,743	31,213	(6)	702,293
	255,000	—	21.89	06/21/2012
	247,450	—	13.83	03/28/2013
	80,700	—	31.50	03/31/2014
	77,980	—	26.86	03/31/2014
	45,284	22,304	27.23	04/11/2015
	45,284	22,304	32.80	04/11/2015
	68,608	33,792	28.98	05/20/2015
	40,690	78,984	21.77	08/02/2016

Total					53,146		1,195,786	132,169		2,973,803

N.E. Cooper	24,414	47,390	23.24	08/15/2016	33,000		742,500	33,689	(8)	758,003
					12,979	(5)	292,028	42,566	(4)	957,735
					3,500		78,750	29,652	(6)	667,170

Total					49,479		1,113,278	105,907		2,382,908

K.V. Handal	55,000	—	25.57	07/12/2014	5,989	(3)	134,753	18,728	(6)	421,380
	72,533	—	27.23	04/11/2015	17,307	(5)	389,408	26,883	(4)	604,868
	6,902	—	32.80	04/11/2015				44,920	(8)	1,010,700
	45,761	22,539	28.98	05/20/2015
	32,552	63,187	21.77	08/02/2016

Total					23,296		524,161	90,531		2,036,948

(1)	All options and restricted stock awards were granted under our stockholder-approved incentive plans. The options vest in approximately equal installments on each of the first three anniversaries of the applicable grant date, unless otherwise identified in a related footnote or in the table below. Options expiring on July 21, 2009 vest with respect to 10%, 15%, 20%, 25%, and 30% on each of the first five anniversaries of the grant date, respectively.

(2)	Represents the market value, based on the closing price of the Common Stock on March 31, 2008, for the following: (i) actual shares issued in fiscal year 2008, (ii) actual shares issued early in fiscal year 2009 that relate to one- and three-year performance shares for the performance cycles ending on March 31, 2008, and (iii) projected shares for performance shares for those performance cycles that have not concluded as of March 31, 2008.

(3)	Represents the unvested portion of the stock issued in fiscal year 2007 (on June 7, 2006) with respect to the one-year performance share component of the fiscal year 2006 LTIP. This portion is scheduled to vest in fiscal year 2009.

(4)	Represents the unvested portion of the stock issued in fiscal year 2009 (on May 29, 2008 or June 10, 2008) under the one-year performance share component of the fiscal year 2008 LTIP. The portion that vested upon issuance is shown below in the Fiscal Year 2008 Option Exercises and Stock Vested table.

(5)	Represents the unvested portion of the stock issued in fiscal year 2008 (on May 31, 2007 or June 11, 2007) with respect to the one-year performance share component of the fiscal year 2007 LTIP. This portion is scheduled to vest in equal installments in fiscal years 2009 and 2010.

(6)	Represents the number of shares that may be granted under the three-year performance share component of the fiscal year 2008-2010 LTIP if performance shares are earned at the 100% level (the projected earnings level at which the Company expensed this award at fiscal year end). No shares have been granted under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will be vested immediately upon issuance early in fiscal year 2011.

(7)	Represents a sign-on award of 100,000 restricted stock units granted to Mr. Swainson at the commencement of his employment. These restricted stock units will vest and be paid out in shares six months after his termination of employment.

(8)	Represents the number of shares that may be issued under the three-year performance share component of the fiscal year 2007-2009 LTIP if performance shares are earned at the 138% level (the projected earnings level at which the Company expensed this award at fiscal year end). No shares have been granted under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will be immediately vested on issuance early in fiscal year 2010.

Fiscal Year 2008 Option Exercises and Stock Vested

The following table presents information about each exercise of stock options and each vesting of stock during fiscal year 2008 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)(1)	Vesting ($)(2)

J.A. Swainson	0	0	211,763	4,943,368
M.J. Christenson	0	0	82,268	1,922,251
R.M. Artzt	0	0	115,791	2,754,126
N.E. Cooper	0	0	45,615	1,072,496
K.V. Handal	0	0	67,799	1,598,677

(1)	Shares included in this column that relate to performance cycles that concluded in fiscal year 2008 are shown as having vested in fiscal year 2008 because they relate to performance cycles that concluded in fiscal year 2008. These shares actually vested early in fiscal year 2009, when the Compensation Committee certified the attainment of the performance goals for those performance cycles.

(2)	In fiscal year 2008, the Value Realized on Vesting for the performance share awards described in footnote (1) above was calculated using $22.50, the closing market price of the Common Stock on March 31, 2008. For the fiscal year 2008 one-year performance shares, shares of Common Stock were issued in settlement on June 10, 2008 for Mr. Swainson and on May 29, 2008 for the other Named Executive Officers, in the following numbers of shares and market values, based on the closing market price of the Common Stock on the date of issuance ($24.44 on June 10, 2008 and $26.21 on May 29, 2008): Mr. Swainson — 57,706/$1,410,335; Mr. Christenson — 23,083/$605,005; Mr. Artzt — 23,083/$605,005; Ms. Cooper — 21,928/$574,733; and Mr. Handal — 13,850/$363,009.

Fiscal Year 2008 Non-Qualified Deferred Compensation

The following table summarizes our Named Executive Officers’ compensation under our Executive Deferred Compensation Plan, including supplemental 401(k) plan and executive deferred compensation arrangements.

In addition to the deferred compensation arrangements for Mr. Swainson and Ms. Cooper described in the table below and in the next section under “Deferred Compensation Arrangements,” we maintain a voluntary Executive Deferred Compensation Plan for certain key employees, including the Named Executive Officers. Executives are entitled to defer between 10-90% of their annual performance bonus and are our general creditors for all amounts payable under the plan. Once income is deferred, participants in the plan have the opportunity to index deferred amounts (on a notional basis) to various investment vehicles available under our 401(k) plan.

						Aggregate
	Executive		Registrant	Aggregate		Balance
	Contributions in		Contributions in	Earnings/Losses	Aggregate	at Last Fiscal
	Last Fiscal Year		Last Fiscal Year	in Last Fiscal	Withdrawals/	Year End
Executive	($)		($)(2)(4)	Year ($)(3)(5)	Distributions	($)(5)

J.A. Swainson	139,375	(1)	5,425	(91,661)	0	3,498,157
M.J. Christenson	0		12,175	721	0	15,722
R.M. Artzt	0		5,425	5,755	0	125,410
N.E. Cooper	0		5,425	(66,478)	0	433,451
K.V. Handal	0		5,425	387	0	8,415

(1)	This contribution reflects the 10% deferral that Mr. Swainson elected in respect of his fiscal year 2007 annual performance cash bonus, which was credited to his account when the annual performance bonus was paid in fiscal year 2008. This contribution was part of Mr. Swainson’s 2007 annual performance cash bonus as reported in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table for fiscal year 2007. A further description of Mr. Swainson’s deferred compensation plan and related “rabbi trust” is provided in the following section under the heading “Deferred Compensation Arrangements.”

(2)	Represents contributions (included in the “All Other Compensation” column of the Fiscal Year 2008 Summary Compensation Table, above) made in fiscal year 2009 with respect to fiscal year 2008 under our 401(k) Supplemental Plans. For additional information, please see “401(k) Supplemental Plans,” below.

(3)	Represents losses or earnings during fiscal year 2008 and the balance, as of March 31, 2008, under the individual deferred compensation account for Mr. Swainson, the Executive Deferred Compensation Plan, and the 401(k) Supplemental Plans. For additional information, please see “Deferred Compensation Arrangements” and “401(k) Supplemental Plans,” below.

(4)	As reflected and described above in footnote (4) of the Fiscal Year 2008 Summary Compensation Table, we made a discretionary contribution in fiscal year 2009 to the 401(k) and related supplemental plans in respect of fiscal year 2008 performance and, therefore, such contribution is reflected in the table above, including in the March 31, 2008 balance. The amounts actually allocated in respect of fiscal year 2008 to the 401(k) plan were $12,375 for each of Messrs. Swainson and Artzt, $10,125 for Mr. Handal, $7,218 for Ms. Cooper and $5,625 for Mr. Christenson. For additional information, please see “401(k) Supplemental Plans,” below.

(5)	With respect to Mr. Swainson and Ms. Cooper, the balance includes $2,835,000 and $500,000, respectively, which amounts were initially credited to their deferred compensation accounts pursuant to their employment agreements. Ms. Cooper’s balance has decreased below this amount due to notional investment losses. These amounts were previously reported as “All Other Compensation” in our Summary Compensation Table for fiscal year 2006 (for Mr. Swainson) and fiscal year 2007 (for Ms. Cooper). For additional information, please see “Change in Control Severance Policy; Employment Agreements; Deferred Compensation Arrangements; 401(k) Supplemental Plans — Employment Agreements,” below.

Change in Control Severance Policy; Employment Agreements; Deferred Compensation Arrangements; 401(k) Supplemental Plans

Change in Control Severance Policy

We currently maintain a Change in Control Severance Policy, which was approved by the Board of Directors in October 2004 and covers such senior executives as the Board of Directors may designate from time to time, including the Named Executive Officers discussed below.

The Policy provides for certain payments and benefits in the event that, following a change in control or potential change in control of the Company, a covered executive’s employment is terminated either without “cause” by the Company or for “good reason” by the executive. The amount of the severance payment would range from 1.00 to 2.99 times an executive’s annual base salary and bonus (“bonus” is generally defined under the Policy as the higher of the target annual performance bonus for the fiscal year in which the termination occurs or the average annual performance bonuses earned during the last three completed fiscal years of the Company immediately preceding the date of termination) as determined from time to time by the Board of Directors. Messrs. Swainson and Christenson and Ms. Cooper, would be entitled, within 10 business days of such termination of employment, to cash severance payments equal to 2.99 times their respective annual base salaries and bonuses. Mr. Handal would be entitled to a severance payment equal to 1.00 times his annual base salary and bonus. Mr. Artzt is not covered by the Policy.

The Policy also provides the following additional benefits: (a) pro-rated target bonus payments for the year of termination, (b) a payment equal to the cost of 18 months’ continued health coverage, (c) one year of outplacement services, (d) if applicable, certain relocation expenses, and (e) payments to make the executive whole with respect to excise taxes under certain conditions. To the extent payment under the Policy would give rise to an excess parachute excise tax under the U.S. federal tax rules, the Policy provides that the payment will be reduced to an amount that would not give rise to an excise tax, provided that the reduction will not be more than 10%. If a reduction of greater than 10% would be required such that the payment would not give rise to an excise tax, no reduction will be required and we will gross up the executive to keep the executive whole.

Under the Policy, a “change in control” would include, among other things, (a) the acquisition of 35% or more of our voting power, (b) a change in a majority of the incumbent members of our Board of Directors, (c) the sale of all or substantially all our assets, (d) the consummation of certain mergers or other business combinations, and (e) stockholder approval of a plan of liquidation or dissolution.

Employment Agreements

Below are descriptions of the written employment agreements for Messrs. Swainson, Christenson and Handal and Ms. Cooper. Mr. Artzt does not have an employment agreement with the Company.

We also note that each of our employees, including the Named Executive Officers, has signed a confidentiality agreement (that we refer to as our “Employment and Confidentiality Agreement”) that, among other things, generally prohibits the employees from competing and soliciting employees and customers from the Company for one year following a termination of employment.

Our employment agreements with our Named Executive Officers generally contain similar definitions for “good reason” and “cause.” “Good reason” is generally defined as (1) any material and adverse change in the Named Executive Officer’s title, authorities, or responsibilities, (2) any reduction by the Company of the Named Executive Officer’s base salary or target incentive compensation or (3) any material breach by the Company of the Named Executive Officer’s employment agreement. “Cause” is generally defined as (1) willful failure to perform duties, (2) conduct that materially harms the reputation or financial position of the Company, (3) conviction of a felony or (4) any other crime involving dishonesty, breach of fiduciary duties, or failure to cooperate with the Company in any investigation.

John A. Swainson (Chief Executive Officer)

Mr. Swainson’s employment agreement with the Company, dated November 22, 2004, has an initial term of five years. Thereafter, on each anniversary, the agreement will automatically extend for one year unless either the Company or Mr. Swainson gives at least 90 days’ notice of non-extension.

Under the initial terms of his employment agreement, Mr. Swainson was named our President, and was subsequently named Chief Executive Officer in February 2005. In February 2008, Mr. Swainson’s employment agreement was amended to remove his title as President and waive Mr. Swainson’s right to trigger “good reason” in connection with his change in title. No other material terms were amended to Mr. Swainson’s employment agreement.

Mr. Swainson’s employment agreement provides for compensation approved annually by the Company, including (i) an initial annual base salary of $1,000,000; (ii) an initial annual cash bonus target of at least 100% of his annual base salary with an initial maximum level of 200% of his annual base salary; (iii) a target LTIP award with an initial minimum of 2.5 times his annual base salary and an initial maximum target of 3.75 times his annual base salary. For fiscal year 2008, Mr. Swainson’s target annual performance bonus was $1,250,000 and his target LTIP was $5,000,000. Details regarding those programs and payouts to Mr. Swainson are set forth above in the Compensation Discussion and Analysis, the Fiscal Year 2008 Summary Compensation Table and the Fiscal Year 2008 Grants of Plan-Based Awards table, above.

In addition, under his employment agreement, Mr. Swainson was granted (i) a sign on stock option grant for 350,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant and a 10-year term, vesting approximately one third per year beginning one year after the date of grant; (ii) an initial restricted stock grant of 100,000 shares of Common Stock vesting approximately one third per year beginning one year after the date of grant; (iii) a cash sign-on bonus of $2,500,000; and (iv) restricted stock units with respect to 100,000 shares of Common Stock, which include dividend equivalent rights on the underlying shares based on dividends paid to stockholders, with the shares to be delivered six months after Mr. Swainson’s employment terminates for any reason.

Pursuant to his employment agreement, Mr. Swainson is eligible to participate in all employee benefit and welfare plans on a basis that is at least as favorable as other senior employees. Initially Mr. Swainson’s employment agreement provided him with a relocation benefit, which was later amended to provide for a local corporate housing benefit, whose value is imputed as income to Mr. Swainson. In respect of certain benefits he would have received had he remained employed with his prior employer, the Company credited to a deferred compensation account and deposited $2,835,000 into a “rabbi trust” (as described below under “Deferred Compensation Arrangements”).

Mr. Swainson’s employment agreement also provides that if Mr. Swainson’s employment is terminated by the Company without “cause” or by Mr. Swainson for “good reason” (as those terms are defined in his agreement) prior to the expiration of the term, he will (i) receive, over a 24-month period, a severance payment equal to two years’ salary and bonus, (ii) receive a lump-sum payment equal to 18 months’ COBRA continuation coverage, and (iii) have accelerated vesting of his outstanding equity awards that would have vested, absent the end of employment, during the 24-month period following termination. If we choose not to extend Mr. Swainson’s agreement at the end of its term, Mr. Swainson will (i) receive a severance payment equal to one year’s salary, (ii) receive a lump-sum payment equal to 12 months’ COBRA continuation coverage, and (iii) have accelerated vesting of his outstanding equity awards that would have vested, absent termination of employment, during the 12-month period following termination, subject to his execution and delivery of a valid and effective release and waiver. Mr. Swainson is subject to standard non-compete and non-solicitation covenants during, and for the twelve-month period following, his employment with us.

Mr. Swainson is also a participant in our Change in Control Severance Policy; and entitled to a severance payment equal to 2.99 times his salary and bonus, and to certain other benefits, in the event of a termination without “cause” or for “good reason” (as those terms are defined in such policy) following a change in control of the Company.

We will also indemnify and hold Mr. Swainson harmless for acts and omissions in connection with Mr. Swainson’s employment to the maximum extent permitted under applicable law.

Michael J. Christenson (President and Chief Operating Officer)

Mr. Christenson entered into a new employment agreement with the Company on May 31, 2007, which will initially expire in May 31, 2010. On each anniversary of that date, the agreement will automatically extend for one year unless either the Company or Mr. Christenson gives at least 90 days’ notice of non-extension. Under the employment agreement, Mr. Christenson was appointed the Executive Vice President and Chief Operating Officer. In February 2008, Mr. Christenson’s employment agreement was amended appointing Mr. Christenson President of the Company. No other material terms of Mr. Christenson’s employment agreement were amended.

Mr. Christenson’s employment agreement provides for compensation approved annually by the Company, including (i) an initial annual base salary of $800,000; (ii) an initial annual cash bonus target equal to $800,000; (iii) an initial target LTIP award equal to $2,000,000. For fiscal year 2008, Mr. Christenson’s target annual performance bonus was $800,000 and his target LTIP award was $2,000,000. Details regarding those programs and payouts to Mr. Christenson are set forth above in the Compensation Discussion and Analysis, the Fiscal Year 2008 Summary Compensation Table and the Fiscal Year 2008 Grants of Plan-Based Awards table, above.

In addition, Mr. Christenson was granted a restricted stock award of 140,000 restricted shares of Common Stock, whose restrictions lapse on the second anniversary of the grant date provided Mr. Christenson remains employed through the second anniversary of employment.

Pursuant to his agreement, Mr. Christenson is also eligible to participate in all retirement, welfare and benefit plans and perquisites generally made available to other senior employees.

Mr. Christenson is also a participant in our Change in Control Severance Policy; and entitled to a severance payment equal to 2.99 times his salary and bonus, and to certain other benefits, in the event of a termination without “cause” or for “good reason” (as those terms are defined in such policy) following a change in control of the Company.

If Mr. Christenson resigns for “good reason” or is terminated by us other than for “cause,” (as generally defined above) other than on account of death or “disability” (as defined in the agreement), subject to Mr. Christenson’s execution and delivery of a release and waiver, we will pay him 12 months of base salary and a pro-rated portion of his target amount under the annual performance bonus program.

Nancy E. Cooper (Executive Vice President and Chief Financial Officer)

On August 1, 2006, we entered into an employment agreement with Ms. Cooper. Under this agreement, Ms. Cooper was designated as our Executive Vice President and Chief Financial Officer, effective on August 15, 2006. The initial term of employment extends until August 31, 2009. On each anniversary of that date, the agreement will automatically extend for one year, unless either the Company or Ms. Cooper gives at least 60 days’ advance written notice of non-extension.

Under the terms of the employment agreement, Ms. Cooper received a $250,000 sign-on bonus.

Ms. Cooper’s employment agreement provides for (i) an initial annual base salary of $500,000, (ii) an initial annual cash bonus target equal to $500,000, and (iii) an initial target LTIP award equal to $1,500,000. For fiscal 2008, Ms. Cooper’s target annual performance bonus was $600,000 and her target LTIP award was $1,900,000. Details regarding those programs and payouts to Ms. Cooper are set forth above in the Compensation Discussion and Analysis, the Fiscal Year 2008 Summary Compensation Table and the Fiscal Year 2008 Grants of Plan-Based Awards table, above.

Ms. Cooper also received a one-time sign-on grant of 50,000 restricted shares at the commencement of her employment. The restrictions on these shares lapse in three approximately equal annual installments starting on the first anniversary of the date of the grant. Additionally, to compensate Ms. Cooper for certain retirement benefits that she was forfeiting with her prior employer, we agreed to notionally credit $500,000 to a deferred compensation account maintained by us for Ms. Cooper’s benefit. See details under “Deferred Compensation Arrangements” below. Ms. Cooper vested in this deferred compensation account on the first anniversary of her employment.

Ms. Cooper is eligible to participate in all retirement, welfare and benefit plans and perquisites generally made available to our other senior employees. She will also be provided with corporate housing in accordance with Company policy for at least 12 months following the start of her employment.

If Ms. Cooper resigns for “good reason” or is terminated by us without “cause,” (as generally defined above) other than on account of death or “disability” (as defined in her employment agreement), subject to her execution and delivery of a valid and effective release and waiver, we will pay her a lump sum cash amount equal to her annual base salary.

Additionally, as indicated above, Ms. Cooper is a participant in our Change in Control Severance Policy, and is entitled to a severance payment equal to 2.99 times her annual base salary and bonus and certain other benefits, in the event of a termination without “cause” or for “good reason” (as those terms are defined in such policy) following a change in control of the Company.

Kenneth V. Handal (Executive Vice President, Global Risk & Compliance, and Corporate Secretary)

Effective as of September 25, 2006, we entered into a new employment agreement with Mr. Handal (which replaced an agreement entered into on July 31, 2006), whereby he remains employed as Executive Vice President, Global Risk & Compliance, and Corporate Secretary. The term of Mr. Handal’s employment is for a two-year period and expires on August 1, 2008.

Mr. Handal’s employment agreement provides for (i) an annual base salary of $500,000, (ii) a target annual performance bonus of $600,000, and (iii) a target long-term incentive of $1,200,000. For fiscal year 2008, Mr. Handal’s target annual performance bonus was $600,000 and his target LTIP award was $1,200,000. Details regarding those programs and payouts to Mr. Handal are provided above in the Compensation Discussion and Analysis, the Fiscal Year 2008 Summary Compensation Table and the Fiscal Year 2008 Grants of Plan-Based Awards table.

Mr. Handal continues to be eligible to participate in all retirement, welfare and benefit plans and perquisites generally made available to our other senior employees. Additionally, for as long as Mr. Handal resides in New York City, he is provided with a stipend of not less than $5,000 per month for transportation to and from our offices from his residence in the metropolitan New York area.

If Mr. Handal resigns for “good reason” or is terminated by us without “cause,” (as generally defined above) other than on account of death or “disability” (as defined in his agreement), subject to his execution and delivery of a valid and effective release and waiver, we will pay him a lump sum cash amount equal to his annual base salary for the remainder of the employment period under the contract.

Additionally, as indicated above, Mr. Handal also is a participant in our Change in Control Severance Policy and is entitled to a severance payment equal to one times his annual base salary and bonus and certain other benefits, in the event of a termination without “cause” or for “good reason” (as those terms are defined in such policy) following a change in control of the Company.

Deferred Compensation Arrangements

Deferred Compensation Plan for John Swainson.  On April 29, 2005, we entered into a deferred compensation plan and related “rabbi” trust for the benefit of Mr. Swainson. The plan and trust fulfill our obligation under Mr. Swainson’s employment agreement entered into on November 22, 2004, to provide him with the present value of $2,835,000 in respect of certain benefits he would have received had he remained employed with his prior employer plus interest on such amount since the execution of Mr. Swainson’s employment agreement. Mr. Swainson had an initial deferred compensation account balance of $2,835,000 and is entitled to notionally allocate his account balance among various investment options (generally those options available to our U.S. employees under the tax-qualified 401(k) plan) for the purpose of determining the value of his account. The plan provides for Mr. Swainson to receive in cash the lump sum value of his deferred compensation balance upon the earliest of his death, six months after his “separation from service” or a “change in control” (as each term is defined in the plan document). The trust is in the form of a so-called “rabbi trust” whose assets are subject to the claims of our creditors.

Executive Deferred Compensation Plan.  We offer to senior executives, including the Named Executive Officers, the opportunity to defer a portion of their annual performance bonus payable in cash with respect to a given fiscal year. Among other things, this plan promotes our interests and the interests of our stockholders by encouraging certain key employees to remain in our employ by providing them with a means by which they may request to defer receipt of a portion of their compensation. Compensation that is deferred is credited to a participant’s account, which is indexed to one or more investment options chosen by the participant. The amount credited is adjusted for, among other things, hypothetical investment earnings, expenses and gains or losses to the investment options. The investment options generally track those options available to our U.S. employees under the tax-qualified 401(k) plan.

Pursuant to the employment agreement with Ms. Cooper, described above, we also credited a deferred compensation account established for Ms. Cooper with $500,000, under this Plan, which vested on August 15, 2007, the first anniversary of her employment. Similar to other accounts maintained under this plan, Ms. Cooper’s account is indexed to one or more investment options chosen by her (generally from those options available to our U.S. employees under our tax-qualified 401(k) plan) for the purpose of determining the value of the account.

In accordance with the terms of the Executive Deferred Compensation Plan, a participant receives a lump sum distribution of the value of his or her deferral account after the earliest of death, disability, six months after “separation from service,” a termination in connection with a “change in control” (as each term is defined in the plan document) or a date specified by the participant (generally 5, 10 or 15 years following the deferral), as described in the Fiscal Year 2008 Non-Qualified Deferred Compensation table, above.

401(k) Supplemental Plans

The CA, Inc. Restoration Plan and the CA, Inc. Excess Benefit Plan (the “401(k) Supplemental Plans”) are unfunded plans that were created for the purpose of benefiting participants in our tax-qualified 401(k) plan who are unable to receive a full allocation of employer contributions due to limitations imposed under the applicable tax rules. Pursuant to each of these plans, we set up an account that is credited with an amount, if any, that would have been credited to the participant’s 401(k) plan account absent those tax limitations. In addition, we credited these accounts with an interest equivalent equal to the amount of interest that would have been earned if the accounts were invested in the Fidelity Money Market Fund (one of the investment alternatives under the tax-qualified 401(k) plan). The amounts credited to the 401(k) Supplemental Plan accounts vest in accordance with the same schedule that employer contributions vest under the tax-qualified 401(k) plan, except that upon termination of the plan or a change in control of the Company, the accounts become fully vested. Following a termination of employment, the vested portion of the accounts are distributed in the form of a lump sum.

Estimated Payments in the Event of Termination of Employment or Following a Change in Control

Upon certain types of terminations of employment not related to a change in control of the Company, severance benefits may be paid to the Named Executive Officers. With regard to Messrs. Swainson, Christenson and Handal and Ms. Cooper, severance in certain situations is provided in their employment agreements. See discussion under “Employment Agreements” in the “Change in Control Severance Policy; Employment Agreements; Deferred Compensation Arrangements; 401(k) Supplemental Plans” section, above.

With respect to Mr. Artzt, who does not have an employment agreement, absent any special arrangements approved by the Compensation Committee, Mr. Artzt would be eligible for severance under our U.S. broad-based discretionary severance policy, which is capped at 52 weeks of base salary.

As described above, we maintain a Change in Control Severance Policy that is intended to provide for continuity of management in the event of a change in control and to provide that covered executive officers could be entitled to certain severance benefits. In addition, pursuant to the equity incentive plans under which equity-based awards are granted — such as options, restricted stock and restricted stock units — those equity-based awards generally vest upon a change in control. As a condition to receiving a payment under the Change in Control Severance Policy, an executive must sign a separation and release agreement that, among other things, requires the executive to acknowledge that their Employment and Confidentiality Agreement (described in the previous section under “Employment Agreements”), including with respect to non-competition and non-solicitation provisions, continues to be in full force and effect.

The following table shows potential payments to our Named Executive Officers under existing agreements, plans or arrangements, for various scenarios involving a change in control or termination of employment, assuming a March 31, 2008 termination date and using the closing price of the Common Stock on March 31, 2008 of $22.50.

Estimated Payments in the Event of Termination of Employment
or Following a Change in Control

			Termination
			Without Cause/	Certain
			Resignation for	Terminations
			Good Reason (per	Following a
	Termination Due	Termination Due	Employment	Change in
	to Death(2)	to Disability(2)	Agreement)(2)(3)(4)	Control(2)(5)

J.A. Swainson(1)
Cash Severance	$—	$—	$3,525,522	$6,727,500
Pro Rata Annual Bonus	$1,250,000	$1,250,000	$1,250,000	$1,250,000
Acceleration of Unvested Equity	$7,309,791	$7,309,791	$7,309,791	$7,309,791
Other Benefits	$19,064	$19,064	$19,064	$5,699,391	(6)

Total Payments	$8,578,855	$8,578,855	$12,104,377	$20,986,682
M.J. Christenson
Cash Severance	$—	$—	$800,000	$4,784,000
Pro Rata Annual Bonus	$—	$—	$800,000	$800,000
Acceleration of Unvested Equity	$6,377,173	$6,377,173	$2,534,633	$6,377,173
Other Benefits	$—	$—	$—	$4,421,702

Total Payments	$6,377,173	$6,377,173	$4,134,633	$16,382,875
R.M. Artzt(7)
Cash Severance	$—	$—	$750,000	$750,000
Pro Rata Annual Bonus	$—	$—	$—	$700,000
Acceleration of Unvested Equity	$4,017,093	$4,017,093	$2,764,133	$4,017,093
Other Benefits	$—	$—	$—	$22,667

Total Payments	$4,017,093	$4,017,093	$3,514,133	$5,489,760

			Termination
			Without Cause/	Certain
			Resignation for	Terminations
			Good Reason (per	Following a
	Termination Due	Termination Due	Employment	Change in
	to Death(2)	to Disability(2)	Agreement)(2)(3)(4)	Control(2)(5)

N.E. Cooper
Cash Severance	$—	$—	$600,000	$3,588,000
Pro Rata Annual Bonus	$—	$—	$—	$600,000
Acceleration of Unvested Equity	$2,702,653	$2,702,653	$1,589,363	$2,702,653
Other Benefits	$—	$—	$—	$2,458,714

Total Payments	$2,702,653	$2,702,653	$2,189,363	$9,349,367
K.V. Handal
Cash Severance	$—	$—	$208,333	$1,100,000
Pro Rata Annual Bonus	$—	$—	$—	$600,000
Acceleration of Unvested Equity	$2,409,347	$2,409,347	$1,839,045	$2,409,347
Other Benefits	$—	$—	$—	$1,417,984

Total Payments	$2,409,347	$2,409,347	$2,047,378	$5,527,331

(1)	Pursuant to the terms of Mr. Swainson’s employment agreement, he is entitled to an amount equal to no less than his target annual performance bonus for the fiscal year in which a termination occurs, which for fiscal year 2008 was $1,250,000.

(2)	Upon termination due to an executive’s death or disability, stock options become immediately exercisable and can be exercised within one year of such death or disability, but not later than the normal expiration date of the option. Restricted stock awards that have not vested immediately vest upon death or disability. This column includes the intrinsic value (i.e., the value based upon our stock price, and in the case of options, less the exercise price) of equity awards that would become exercisable or vested if the Named Executive Officer had died or become disabled as of March 31, 2008. With regard to the three-year performance component of the LTIP described above, promptly after death, the executive’s estate would receive a pro-rated portion of the target share award based on the portion of the performance cycle that lapsed prior to the death. In the event of a disability, the executive would be eligible to receive a pro-rated number of shares based on the actual results after the end of the performance cycle, based on the portion of the performance cycle that lapsed prior to the disability. For purposes of this calculation, we determined the value of the pro-rated amount of the outstanding performance awards under the fiscal year 2006, 2007 and 2008 LTIPs using the closing market price of the Common Stock ($22.50) on March 31, 2008 based achievement of “target” performance under those awards.

(3)	Messrs. Swainson, Christenson and Handal and Ms. Cooper are entitled to the following cash severance payments upon termination without “cause” or resignation for “good reason” (as defined in their respective employment agreements; Mr. Swainson is entitled to two times his annual base salary and annual performance bonus, payable over 24 months; Mr. Christenson is entitled to one times his annual base salary and pro-rated annual performance bonus, payable in a lump sum; Mr. Handal is entitled to his salary for the remaining term of his contract, payable in a lump sum; and Ms. Cooper is entitled to one times her annual base salary, payable in a lump sum.

(4)	With regard to the three-year performance share component of the fiscal year 2006-2008, 2007-2009 and 2008-2010 LTIPs, the Compensation Committee reserves discretion, in the event of a termination without “cause,” to pay a pro-rata portion of any award the executive would have received had the executive remained employed through the payment date. Eligibility and amount would be determined at the conclusion of the applicable performance cycle. Depending on the achievement of the established performance criteria, the amount payable would range from zero to 200% of the target amount shown in the Estimated Future Payouts Under Equity Incentive Plan Awards column of the Fiscal Year 2008 Grants of Plan-Based Awards table, above. See also description of the LTIP and the three-year performance share component in the Compensation Discussion and Analysis.

(5)	Represents cash payment and value of benefits payable upon a termination without “cause” or resignation for “good reason” within the two-year period following a change in control, under our Change in Control Severance Policy (described above). Messrs. Swainson and Christenson and Ms. Cooper are entitled to

2.99 times their annual base salaries and bonuses and Mr. Handal is entitled to 1.0 times his annual base salary and bonus. In addition, this calculation includes (i) the payment of the fiscal year 2008 annual incentive, assuming achievement of target levels, payable in a lump sum, (ii) the value of the accelerated vesting of each executive’s equity calculated as described in footnote (2) above, (iii) the value of one year of outplacement services, (iv) an amount equal to 18 months of COBRA premium payments (paid in a lump sum), and (v) an estimated gross-up amount for Messrs. Swainson, Christenson and Handal and Ms. Cooper (of approximately $5,670,000, $4,394,000, $1,394,000 and $2,430,000, respectively) to make them whole with respect to certain excise taxes. With regard to outstanding equity, our 2002 Incentive Plan and 2007 Incentive Plan, pursuant to which respectively options and restricted stock are currently granted, provide for the immediate acceleration of such awards upon a change in control. Under our 1991 Stock Incentive Plan, pursuant to which we granted options prior to 2001, options vest upon a termination without “cause” or resignation for “good reason” within one year of a change in control.

(6)	This amount includes a payment to assist with premiums for post-termination medical coverage for Mr. Swainson or his family pursuant to Mr. Swainson’s employment agreement.

(7)	Mr. Artzt does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, he would be eligible for severance under our U.S. broad-based discretionary severance policy, which is capped at 52 weeks of salary. For purposes of this calculation, we assume payment of severance equal to one times annual base salary. The actual amount paid, however, will be at the discretion of the Compensation Committee.

In addition to the payments summarized above, upon any termination of employment (including the scenarios described above, or a termination for cause or resignation without good reason), whether or not in connection with a change in control, the Named Executive Officers would be entitled to the balance of their vested accounts under our tax-qualified 401(k) plan, the Supplemental Plans and the deferred compensation arrangements, in accordance with their terms. Without regard to vesting, the balances of these accounts for the Named Executive Officers as of March 31, 2008 (except for the 401(k) plan) are disclosed in the last column of the Fiscal Year 2008 Non-Qualified Deferred Compensation table, above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about our equity compensation plans as of March 31, 2008. All of our equity compensation plans pursuant to which grants are being made have been approved by our stockholders. Our 2007 Incentive Plan was approved by stockholders in August 2007; and all equity awards to employees after the date of stockholder approval will be granted under the 2007 Incentive Plan; however, awards already granted under the 2002 Incentive Plan, including awards for which performance targets have been established under that plan, will remain outstanding and be satisfied under the 2002 Incentive Plan. Payment of fees to non-executive directors will continue to be paid under the 2003 Compensation Plan for Non-Employee Directors.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities			Future Issuance Under Equity
	Issuable Upon Exercise of		Weighted Average Exercise	Compensation Plans
	Outstanding Options,		Price of Outstanding Options,	(Excluding Securities Reflected
Plan Category	Warrants and Rights		Warrants and Rights ($)(1)	in the First Column)

Equity compensation plans approved by security holders	21,415,504	(2)	$27.70	75,120,344	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	21,415,504		$27.70	75,120,344

(1)	The calculation of the weighted average exercise price does not include the outstanding deferred stock units, restricted stock units, performance-based awards/targets and stock units reflected in the first column.

(2)	Includes all stock options outstanding under the 1993 Stock Option Plan for Non-Employee Directors, 2002 Compensation Plan for Non-Employee Directors, 2001 Stock Option Plan, 2002 Incentive Plan and 2007 Incentive Plan, all restricted stock units outstanding under the 2002 Incentive Plan and the 2007 Incentive Plan, all deferred stock units outstanding under the 1996 Deferred Stock Plan for Non-Employee Directors, 2002 Compensation Plan for Non-Employee Directors, and the 2003 Compensation Plan for Non-Employee Directors and the stock units outstanding under the 1998 Incentive Award Plan. Although shares were not awarded as of March 31, 2008 for the performance-based targets set under the fiscal year 2006, 2007 and 2008 LTIP programs (see description of the LTIP in the “Compensation Discussion and Analysis” section above), we have assumed the following for purposes of this table: with regard to (i) the three-year performance components of the fiscal year 2007-2009 and 2008-2010 LTIPs (for which the performance cycles will end after fiscal years 2009 and 2010, respectively), we have assumed a payout at the maximum level and note that payouts under these arrangements could range from 0-200% of target at the end of the applicable performance cycle, depending on performance; and (ii) the one-year performance component of the fiscal year 2008 LTIP and the three-year component of the fiscal year 2006-2008 LTIP, the actual grants occurred in fiscal year 2009 (as indicated in the Outstanding Equity Awards at 2008 Fiscal Year End table, above) and we have reflected the actual number of shares awarded with respect to this component in this column. This also includes 726,766 options with a weighted average exercise price of $23.02 assumed by us in connection with acquisitions. No additional options or rights will be granted under these assumed equity rights plans.

(3)	Consists of 21,214,211 shares available for issuance under our Year 2000 Employee Stock Purchase Plan, 23,426,577 shares available under the 2002 Incentive Plan, 29,929,762 shares under the 2007 Incentive Plan and 549,794 shares available under the 2003 Compensation Plan for Non-Employee Directors.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP has been the Company’s independent registered public accountants (independent auditor) since the fiscal year ended March 31, 2000 and has been appointed by the Audit Committee to serve in that capacity for the fiscal year ending March 31, 2009, subject to ratification by our stockholders. Our agreement with KPMG LLP contains procedures for the resolution of disputes between us and KPMG LLP. These procedures provide for the submission of a dispute to mediation if requested by us or if we agree to KPMG LLP’s request for mediation. If we do not agree to KPMG LLP’s request for mediation, if a dispute is not resolved by mediation within 90 days of the commencement of the mediation (or by the end of a longer period if agreed to by the parties) or if one of the parties declares that mediation is inappropriate to resolve the dispute, the agreement provides that arbitration will be used to resolve the dispute. In such an arbitration, the agreement provides that the panel of arbitrators will have no power to award non-monetary or equitable relief. The agreement provides that damages that are punitive in nature, or that are not measured by the prevailing party’s actual damages, will not be available in arbitration or any other forum. The agreement provides that all aspects of such an arbitration shall be treated as confidential. KPMG LLP purchased software from us on ordinary business terms in the amount of approximately $1,840,000 during fiscal year 2008. We do not believe this impairs the independence of KPMG LLP.

Although our By-laws do not require the submission of the selection of our independent registered public accountants to our stockholders for approval or ratification, the Audit Committee considers it desirable to obtain the views of the stockholders on that appointment. If our stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection of the firm as our independent registered public accountants for the fiscal year ending March 31, 2009.

A representative of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (PROPOSAL 2).

Audit and Other Fees Paid to KPMG LLP

The fees billed by KPMG LLP for professional services rendered for the fiscal years ended March 31, 2008 and March 31, 2007 are reflected in the following table:

Fee Category	Fiscal Year 2008 Fees	Fiscal Year 2007 Fees*

Audit Fees	$15,050,000	$18,953,300
Audit-Related Fees	62,900	59,000
Tax Fees	18,500	—
All Other Fees	—	—

Total Fees	$15,131,400	$19,012,300

*	The fiscal year 2007 fees have been revised to conform with the presentation of the fiscal year 2008 fees.

Audit Fees

Audit fees relate to: audit work performed in connection with the audit of our financial statements for the fiscal years ended March 31, 2008 and 2007 included in our Annual Reports on Form 10-K; the audit of the effectiveness of our internal control over financial reporting for the fiscal years ended March 31, 2008 and 2007; the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended March 31, 2008 and 2007; as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters to underwriters and lenders, statutory audits of foreign subsidiaries, consent letters, SEC filings and comment letters, and discussions surrounding the proper application of financial accounting and reporting standards.

Audit-Related Fees

Audit-related fees are for assurance and related services that are traditionally performed by the independent auditor, including employee benefit plan audits and special procedures required to meet certain regulatory requirements. The audit-related fees for the fiscal year ended March 31, 2008 primarily reflect services in connection with audit procedures related to employee benefit plan audits ($53,000) and issuance of an attestation report with respect to the Company’s compliance with Social Security and Housing fund rules and regulations in Mexico ($6,900). The audit-related fees for the fiscal year ended March 31, 2007 reflect services in connection with benefit plan audits.

Tax Fees

Tax fees reflect all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting. The tax fees for fiscal year 2008 reflect services assisting the Company in preparation of monthly and annual tax returns in Indonesia.

All Other Fees

All other fees represent fees for miscellaneous services other than those described above, of which there were none in fiscal year 2008.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of KPMG LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring Audit Committee pre-approval of the performance of all audit, audit-related and non-audit services (including tax services) by our independent registered public accountants. The Audit Committee may consult with management in determining which services are to be performed, but may not delegate to management the authority to make these determinations. The Committee has also delegated to its Chairman the authority to pre-approve the performance of audit, audit-related and non-audit services by our independent registered public accountants if such approval is necessary or desirable in between meetings, provided that the Chairman must advise the Committee no later than its next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and internal controls for the fiscal year ended March 31, 2008 with management.

The Audit Committee has discussed with KPMG LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with KPMG LLP its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2008 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Raymond J. Bromark, Chair
Robert E. La Blanc
Walter P. Schuetze
Ron Zambonini

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of such copies of Section 16(a) reports received by us, or written representations from each reporting person for the fiscal year ended March 31, 2008, we believe that each of our directors, executive officers and 10% stockholders complied with all applicable filing requirements during the fiscal year ended March 31, 2008.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

The submission deadline for stockholder proposals to be included in our proxy materials for the 2009 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act is March 31, 2009, except as may otherwise be provided in Rule 14a-8. All such proposals must be received by the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749 by the required deadline in order to be considered for inclusion in the Company’s 2009 proxy materials.

ADVANCE NOTICE PROCEDURES FOR 2009 ANNUAL MEETING

Under our By-laws, director nominations and other business may be brought at the annual meeting only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to us containing certain information specified in the By-laws (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, or (2) if the meeting date is changed by more than 30 days from such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier. Accordingly, the notice for nominating directors at, or bringing other business before, the 2009 Annual Meeting must be submitted no earlier than May 12, 2009 and no later than June 11, 2009 (unless the date of the meeting is changed by more than 30 days). A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, NY 11749. If the stockholder does not also comply with the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such nomination or other business submitted by a stockholder.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the persons named in the Company’s proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING. SUCH REQUESTS SHOULD BE ADDRESSED TO:

CA, INC.
ATTN.: INVESTOR RELATIONS DEPARTMENT
ONE CA PLAZA, ISLANDIA, NEW YORK 11749

OUR ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED VIA THE INTERNET AT INVESTOR.CA.COM.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation and Human Resources Committee Report on Executive Compensation,” and “Audit Committee Report” (to the extent permitted by the rules of the SEC), as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: July 24, 2008
Islandia, New York

EXHIBIT A

CA, INC.

CORPORATE GOVERNANCE PRINCIPLES

General

These Corporate Governance Principles (these “Principles”) have been approved by the Board of Directors of CA, Inc. (the “Company”) and provide the basic outline of the Company’s corporate governance.

Role and Functions of the Board

The Board is elected by the stockholders to oversee the business and affairs of the Company, to oversee management, to build long-term value for the stockholders, and to sustain the Company’s vitality for its stockholders and other constituencies, including its employees.

In addition to these general roles, the Board performs a number of more specific functions, including:

•	selecting and overseeing the evaluation of the Chief Executive Officer (the “CEO”);

•	overseeing CEO and senior management succession planning;

•	providing counsel and oversight on the selection, evaluation and development of senior management;

•	reviewing and approving corporate strategy on an annual basis;

•	advising and counseling the CEO and senior management on relevant topics;

•	reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

•	assessing major risks facing the Company and considering strategies for their management and mitigation; and

•	overseeing and evaluating processes designed to maintain the integrity of the Company, including the integrity of its financial statements, its compliance with law and ethics, and its relationships with its employees, customers, suppliers and other stakeholders.

Director Qualifications

Directors should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the Company and its stockholders. They must have an inquisitive and objective perspective, practical wisdom and mature judgment, as well as an understanding of the Company’s business and the willingness to question what they do not understand.

Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively. For this reason, and to enable the Corporate Governance Committee to monitor compliance with the criteria for service as a director, as well as for service on a particular Board Committee, the Corporate Governance Committee shall be notified promptly of (1) any proposed change in a director’s principal occupation, (2) the proposed election of a director to the board of directors (or similar body) or any board committee of another entity (other than not-for-profit entities), (3) a director’s removal or other cessation of service as a member of any such board or committee, and (4) any other development that could affect a director’s ability to serve on the Board or any Board Committee. The Corporate Governance Committee shall recommend to the Board whether such director should resign or be removed as a director of the Company or as a member of any Board Committee, or whether any other action should be taken.

Director Independence

A majority of the directors must be independent directors, as determined by the Board on the recommendation of the Corporate Governance Committee, based on the guidelines set forth below. The Board believes that the CEO should serve on the Board. At no time shall more than two employees of the Company (including the CEO) serve on the Board; provided, that if the total number of directors exceeds twelve, no more than 25% of the total number of directors may be employees of the Company.

For a director to be considered independent, the Board must determine that the director does not have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has established guidelines to assist it in determining director independence in conformity with The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements. In addition, the Board will consider all relevant facts and circumstances in making an independence determination, not only from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

A director will not be independent if:

•	the director is, or at any time during the past three years was, employed by the Company (provided that employment by a director as an executive officer on an interim basis for a period no longer than one year will not disqualify the director from being considered independent following such employment);

•	a family member of the director is, or at any time during the past three years was, employed by the Company as an executive officer;

•	the director or a family member of the director accepted any compensation from the Company in excess of $100,000 during any period of 12 consecutive months within the past three years (provided that compensation received by the director for former service as an executive officer on an interim basis for a period no longer than one year will not be considered in determining independence following such service), other than (i) compensation for Board or Board committee service, (ii) compensation paid to a family member of the director who is an employee (other than an executive officer) of the Company or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	the director or a family member of the director is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received payments for property or services in the current or any of the past three fiscal years that exceed 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

•	the director or a family member of the director is an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner or employee of the Company’s outside auditor, or was a partner or an employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Any one or more of the following relationships, whether individually or in any combination, will be considered immaterial and would not, in and of themselves, impair the director’s independence:

Payments To/From the Company

1. the director or a family member of the director is a partner in or an executive officer of another company or entity to which the Company made or from which the Company received payments for property or services in an amount that does not exceed, in the current or any of the past three fiscal years 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

2. the director and family members of the director directly or indirectly own, in the aggregate, a 10% or greater equity interest in another company or entity to which the Company made or from which the Company received payments for property or services in an amount that does not exceed, in the current or any of the past three fiscal years 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

Indebtedness

1. the director or a family member of the director is a partner in or an executive officer of another company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s (or entity’s) indebtedness to the other at the end of the last completed fiscal year is less than 2% of the other company’s or entity’s total consolidated assets;

2. the director and family members of the director directly or indirectly own, in the aggregate, a 10% or greater equity interest in another company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s (or entity’s) indebtedness to the other at the end of the last completed fiscal year is less than 2% of the other company’s or entity’s total consolidated assets;

Charitable Contributions

1. the director or a family member of the director is an executive officer, of a charitable organization, and the Company’s discretionary charitable contributions to the organization (i.e., other than contributions made under the Company’s matching grant program) do not exceed, in the current or any of the past three fiscal years, 2% of the charitable organization’s consolidated gross revenues for that year or $200,000 whichever is more;

Directorships

1. the director and a family member of the director is a director, advisory director or trustee (or serves in a similar position) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization);

Less Than 10% Equity Interest

1. the director and the family members of the director directly or indirectly own, in the aggregate, less than a 10% equity interest in another company or entity that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company;

Other

1. the director or a family member of the director is an employee (but not an executive officer) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization);

2. a member of the director’s family (other than a family member) in any capacity with the Company; or

3. a member of the director’s family (other than a family member) of the director serves in any capacity with, or owns any equity interest in, another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization).

Notwithstanding the foregoing, the Board (on the recommendation of the Corporate Governance Committee) may determine that a director who has a relationship that exceeds the limits described in the immediately preceding paragraph (but only to the extent that the Board determines that the director does not have any direct or indirect material relationship with the Company and any such relationship does not constitute a bar to independence under NASDAQ listing requirements) is nonetheless independent. The Company will explain in its next Proxy Statement the basis for any such determination.

For purposes of these Principles, the term “family member” means a person’s spouse, parents, children, and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

The ownership of stock in the Company by directors is encouraged and the ownership of a substantial amount of stock in the Company shall not in itself be a basis for a determination that a director is not independent.

The Board will undertake an annual review of the independence of all non-employee directors, based on the recommendation of the Corporate Governance Committee.

Size of Board

The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, taking into account the Board’s ability to function effectively and with appropriate diversity and expertise.

The Corporate Governance Committee shall be responsible for selecting and recommending to the Board candidates to fill vacancies on the Board that occur as a result of expansion of the size of the Board, by resignation, by retirement or for any other reason.

Period of Board Service

A non-employee director shall serve until the annual meeting after his or her 75th birthday and for a maximum of ten years; provided, however, that the Board, on the recommendation of the Corporate Governance Committee, may waive such age and/or term limitation if circumstances warrant.

Director Selection Process

All directors shall stand for election by the stockholders each year at the Company’s Annual Meeting of Stockholders. The Board, on the recommendation of the Corporate Governance Committee, shall propose a slate of nominees for election at each such meeting. In addition, between such meetings, the Board, on the recommendation of the Corporate Governance Committee, may elect directors to serve until the next such meeting.

Stockholders may propose nominees for consideration by the Corporate Governance Committee in accordance with procedures developed by that Committee and disclosed in the Company’s Proxy Statement each year.

Each director shall submit his or her Irrevocable Resignation (as defined below) in writing to the Chairman of the Corporate Governance Committee. The Board shall nominate for re-election as a director only an incumbent candidate who has tendered, prior to the mailing of the proxy statement for the annual meeting at which he or she is to be re-elected as a director, an irrevocable resignation authorized by Section 141(b) of the Delaware General Corporation Law that will be effective upon (i) the failure to receive the required vote at any annual meeting at which such candidate is nominated for re-election and (ii) Board acceptance of such resignation (an “Irrevocable Resignation”). In addition, the Board shall fill director vacancies and new directorships only with candidates who tender, at or prior to the time of their appointment to the Board, the same form of Irrevocable Resignation tendered by other directors in accordance herewith.

The Corporate Governance Committee (or such other committee comprised of independent directors as the Board may appoint) shall consider the Irrevocable Resignation submitted by any director not receiving the requisite number of votes to be elected pursuant to Section 7 of Article II of the By laws and shall recommend to the Board the action to be taken with respect to such tendered resignation. If no independent directors received the required majority vote, the Board shall act on the resignation offers. Any director whose Irrevocable Resignation is under consideration pursuant to this provision shall not participate in the committee recommendation regarding whether to accept the resignation offer. The Board shall take action within 90 days following certification of the vote, unless such action would cause the Company to fail to comply with any requirement of NASDAQ or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Company shall take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly disclose its decision and the reasons therefore in a Form 8-K furnished to the Securities and Exchange Commission. After accepting a director’s resignation, the Board may fill any resulting vacancy or may decrease the size of the Board.

Former CEOs and Other Employee’s Board Membership

The Board believes that the Board membership of the CEO and other employees of the Company following their resignation or retirement from the Company is a matter to be decided in each individual instance. When the CEO no longer holds that position or an employee director resigns or retires as an employee of the Company, resignation from the Board should be offered at the same time.

Meetings

The Board should have at least five scheduled meetings each year. There shall be an agenda for each meeting, focusing on relevant issues for the Board’s consideration. Directors are expected to attend all scheduled meetings of the Board and the Committees on which they serve, as well as meetings of the Company’s stockholders.

The independent directors will have regularly scheduled meetings at least twice a year at which only independent directors are present. The Chairman of the Board (if he or she is an independent director) or the Lead Independent Director (described below), if any, shall preside at those meetings.

Agendas and other meeting materials should be distributed in advance of Board and Committee meetings so as to provide the directors sufficient time to review such materials; the directors are expected to review such materials. Directors are encouraged to make suggestions as to agenda items and to ask that additional information be provided to the Board or any Committee to facilitate its performance.

On an annual basis, the Secretary of the Company shall prepare and distribute to the directors a detailed calendar of the meetings scheduled to be held by the Board and each of its Committees during the ensuing year. The calendar shall also specify the matters to be considered and acted upon at each such meeting, to the extent known at such time.

Board Leadership

The Board has no policy with respect to separation of the positions of Chairman and CEO or with respect to whether the Chairman should be a member of management or a non-management director, and believes that these are matters that should be discussed and determined by the Board from time to time. When the Chairman of the Board is a member of management or is otherwise not independent, the non-employee directors shall elect annually, on the recommendation of the Corporate Governance Committee, a Lead Independent Director. The duties of the Lead Independent Director (or the Chairman, if he or she is independent) shall include presiding at executive sessions of the non-employee and independent directors.

Board Self-Assessment

The Board shall conduct an annual self-assessment of its performance to determine whether the Board and its Committees are functioning effectively.

Board Compensation

Directors who are employees shall not receive any compensation, directly or indirectly, for their services as directors. The Corporate Governance Committee shall be responsible for recommending to the Board the compensation and any benefits for non-employee directors, which shall be subject to the full discussion and approval by the Board. In discharging this duty, the Corporate Governance Committee shall be guided by three goals: (1) compensation should fairly pay directors for the work they perform; (2) compensation should include a significant equity component to align directors’ interests with the long-term interests of stockholders; and (3) the structure of the compensation should be simple, transparent and easy for stockholders to understand.

Counsel and Other Advisors; Company Funding Obligations

The Board shall have the authority, to the extent deemed necessary or appropriate, to retain and terminate independent legal counsel or other advisors to assist the Board in carrying out its responsibilities. The Company shall provide for appropriate funding, as determined by the Board, to pay any such counsel or other advisors retained by the Board.

Access to Management and Outside Counsel and Auditors

Non-employee directors may contact senior managers of the Company and the Company’s outside counsel and auditors without the permission of senior corporate management, and without such management being present. To facilitate such contact, non-employee directors are encouraged to periodically visit Company locations without senior corporate management being present.

Director Orientation and Education

The Company shall provide orientation for new directors. Such orientation shall include information concerning the Company’s business and operations, as well as its corporate governance and other relevant matters, and shall be coordinated by the Secretary, under the guidance of the Corporate Governance Committee.

The Company shall also provide continuing education for directors, which may include programs concerning topics of interest to directors, meetings with key management and visits to Company facilities.

Board Committees

The Board has established the following committees to assist the Board in discharging its responsibilities: the Audit Committee; the Compensation and Human Resources Committee; the Corporate Governance Committee; and the Compliance and Risk Committee. The Board may from time to time modify any of these Committees or establish new Committees.

The composition, responsibilities and other attributes of each Committee shall be specified in a Charter that shall be adopted by such Committee and approved by the Board. The Charters provide that each Committee will annually evaluate its performance.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors shall appoint the Chairs and members of the Committees, each of whom shall serve at the discretion of the Board. In designating members of the Committees, the Board shall consider the extent to which Committee assignments should be rotated from time to time. While rotating Committee members should be considered periodically, the Board does not believe rotation should be mandated as a policy since there are significant benefits attributable to continuity, experience gained in service on particular committees and utilizing most effectively the individual talents of the directors.

The frequency, length and agenda of meetings of each Committee are determined by the Chair of the Committee, who may consult with members of the Committee and appropriate officers of the Company. Board members who are not members of a particular Committee are welcome to attend meetings of that Committee.

Each Committee’s duties may be described briefly as follows:

•	Audit Committee. The Audit Committee’s general purpose is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the audits of Company’s financial statements and the integrity of the Company’s financial statements and internal controls; (2) the qualifications and independence of the Company’s independent auditor (including the Committee’s direct responsibility for the engagement of the independent auditor); (3) the performance of the Company’s internal audit function and independent auditor; (4) the Company’s accounting and financial reporting processes; and (5) the activity of the Company’s internal control function, including reviewing decisions with respect to scope, risk assessment, testing plans, and organizational structure.

•	Compensation and Human Resources Committee. The Compensation and Human Resources Committee’s general purpose is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including (1) reviewing and approving corporate goals and objectives relevant to the compensation of the CEO; in coordination with the Corporate Governance Committee, evaluating his or her performance in light of those goals and objectives; and determining and approving his or her compensation based upon such evaluation; and (2) determining the compensation of senior executives other than the CEO, including determinations regarding equity-based and other incentive compensation awards.

•	Corporate Governance Committee. The Corporate Governance Committee’s general purpose is to assist the Board in fulfilling its responsibilities with respect to the governance of the Company, and includes making recommendations to the Board concerning (1) the size and composition of the Board, the qualifications and independence of the directors, and the recruitment and selection of individuals to stand for election as directors; (2) the organization and operation of the Board, including the nature, size and composition of Committees, the designation of Committee Chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the process for distribution of information to the Board and its Committees; and (3) the compensation of non-employee directors.

•	Compliance and Risk Committee. The Compliance and Risk Committee’s general purposes are (i) to provide general oversight to the department of Global Risk & Compliance; (ii) to provide input to management in the identification, assessment and mitigation of enterprise-wide risks faced by the Company both internally and externally; and (iii) to provide recommendations to the Board with respect to its review of the Company’s business practices and compliance activities and enterprise risk management.

It is the policy of the Board that all of the members of the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance Committee will be independent directors.

Communications with Stockholders and Other Interested Parties

The Board is interested in receiving communications from stockholders and other interested parties, which would include customers, suppliers and employees. Such parties may contact any member (or members) of the Board or any Committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties, which would include stockholders, customers and suppliers, on issues regarding accounting, internal accounting controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by regular mail to the office of the Chief Compliance Officer at One CA Plaza, Islandia, New York 11749, or by e-mail to directors@ca.com.

The Board has determined that the following types of communications are not related to the duties and responsibilities of the Board and its committees and are, therefore, not appropriate: spam and similar junk mail and mass mailings; product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is unduly hostile, threatening, illegal or similarly unsuitable. Each communication received as described above will be forwarded to the directors, unless the Chief Compliance Officer determines said communication is not appropriate. Regardless, certain of these communications will be forwarded to others in the Company for review and action, when appropriate, or to the directors upon request.

Management Development and Succession Planning

The Board, with recommendations from the Corporate Governance Committee and the Compensation and Human Resources Committee, shall approve and maintain a succession plan for the CEO. On an annual basis, the Corporate Governance Committee and the Compensation and Human Resources Committee shall present to the Board a report on succession planning for senior management and a report on management development.

Executive Stock Ownership Guidelines

Executive stock ownership guidelines have been adopted under which all members of the Senior Leadership Team must achieve ownership thresholds based on a multiple of their base salary.

These Principles

These Principles shall be subject to review, at least annually, by the Board or the Corporate Governance Committee, and any changes deemed appropriate shall be adopted by the Board, on the recommendation of the Corporate Governance Committee.

Notice: If you plan to attend the 2008 Annual Meeting of Stockholders, please cut out and use the admission ticket(s) below.

No one will be admitted without an admission ticket.

Annual Meeting of Stockholders
September 9, 2008, 10:00 a.m. (Eastern Daylight Time)
World Headquarters
CA, Inc.
One CA Plaza
Islandia, New York 11749
(800-225-5224)

PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ADMISSION TICKET	ADMISSION TICKET

Annual Meeting of Stockholders	Annual Meeting of Stockholders

World Headquarters CA, Inc. One CA Plaza Islandia, New York 11749 (800-225-5224) September 9, 2008 10:00 a.m. EDT	World Headquarters CA, Inc. One CA Plaza Islandia, New York 11749 (800-225-5224) September 9, 2008 10:00 a.m. EDT

Admit ONE	Admit ONE

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ONE CA PLAZA ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS ISLANDIA, NY 11749 If you would like to reduce the costs incurred by CA, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CA, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CAINC1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CA, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2. Vote on Directors 1. ELECTION OF DIRECTORS For Against Abstain Nominees: For Against Abstain 1a. Raymond J. Bromark 0 0 0 1b. Alfonse M. D’Amato 0 0 0 1i. Arthur F. Weinbach 0 0 0 1c. Gary J. Fernandes 0 0 0 1j. Renato (Ron) Zambonini 0 0 0 Vote on Proposal 1d. Robert E. La Blanc 0 0 0 2. Proposal No. 2 — To ratify the appointment of KPMG LLP 0 0 0 as our independent registered public accountants for the fiscal year ending March 31, 2009. 1e. Christopher B. Lofgren 0 0 0 The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, 1f. William E. McCracken 0 0 0 this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. 1g. John A. Swainson 0 0 0 1h. Laura S. Unger 0 0 0 For address changes and/or comments, please check this box and write them on 0 the back where indicated. Please indicate if you plan to attend this meeting. 0 0 Yes No (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: CA, Inc.’s Annual Report and Proxy Statement are available at www.proxyvote.com. CA, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS September 9, 2008 The stockholders hereby appoint Kenneth V. Handal, Amy Fliegelman Olli and Clifford H.R. DuPree, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to reprJesent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CA, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Daylight Time on September 9, 2008, at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749 or adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Address Changes/Comments: ___(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE